Exhibit 10.1

INVESTMENT AGREEMENT

by and among

GROUPON, INC.

and

A-G HOLDINGS, L.P.

Dated as of April 3, 2016

ARTICLE 5
Registration Rights

Section 5.01.	Registration Statement	42
Section 5.02.	Registration Limitations and Obligations	43
Section 5.03.	Registration Procedures	46
Section 5.04.	Expenses	50
Section 5.05.	Registration Indemnification	50
Section 5.06.	Facilitation of Sales Pursuant to Rule 144	53

ARTICLE 6
Miscellaneous

Section 6.01.	Survival of Representations and Warranties	53
Section 6.02.	Notices	54
Section 6.03.	Entire Agreement; Third Party Beneficiaries; Amendment	55
Section 6.04.	Counterparts	55
Section 6.05.	Public Announcements	55
Section 6.06.	Expenses	56
Section 6.07.	Successors and Assigns	56
Section 6.08.	Governing Law; Jurisdiction; Waiver of Jury Trial	56
Section 6.09.	Severability	57
Section 6.10.	Specific Performance	57
Section 6.11.	Headings	58
Section 6.12.	Non-Recourse	58

Exhibit A: Form of Indenture
Exhibit B: Form of Joinder
Exhibit C: Form of Issuer Agreement
Exhibit D: Form of Voting Agreement
Annex A: Plan of Distribution

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of April 3, 2016, is by and among Groupon, Inc., a Delaware corporation (together with any successor or assign pursuant to Section 6.07, the “Company”), and A-G Holdings, L.P., a Delaware limited partnership (together with its successors and any permitted transferee that becomes a Purchaser party hereto in accordance with Section 4.02 and Section 6.07, the “Purchaser”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article 1.

WHEREAS, the Purchaser desires to purchase from the Company, and the Company desires to issue and sell to the Purchaser, $250,000,000.00 aggregate principal amount of the Company’s 3.25% Convertible Notes due 2022 (referred to herein as the “Note” or the “Notes”) in the form attached to the Indenture and to be issued in accordance with the terms and conditions of the Indenture and this Agreement;

WHEREAS, the Notes will not be of the same class (within the meaning of Rule 144A under the Securities Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system; and

WHEREAS, the Company and the Purchaser desire to set forth certain agreements herein.

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates and (ii) for purposes of the definitions of “Beneficially Own”, “Registrable Securities”, “Atairos Group”, “Standstill Period” and “Third Party” and Sections 3.02(d), 3.02(f), 4.02, 4.03, 4.06 and 4.07, no portfolio company of Atairos Group, Inc., a Cayman Islands exempted company, the Purchaser or their respective Affiliates shall be deemed an Affiliate of the Purchaser and its other Affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the Purchaser or any of its Affiliates or any Atairos Affiliated Director in carrying out any act prohibited by this Agreement or the subject matter of Section 4.03, (y) is not a member of group (as such term is defined in Section 13(d)(3) of the Exchange

Act) with either the Purchaser or any of its Affiliates with respect to any securities of the Company, and (z) has not received from the Purchaser or any Affiliate of the Purchaser or any Atairos Affiliated Director, directly or indirectly, any Confidential Information. For the avoidance of doubt, Comcast and its Subsidiaries are not and shall not be considered Affiliates of the Purchaser or any of the Purchaser’s Affiliates. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” shall have the meaning set forth in the preamble hereto.

“Applicable Trading Restrictions” shall have the meaning set forth in Section 4.03(a)(iii).

“Associate” shall have the meaning set forth in Rule 12b-2 promulgated by the SEC under the Exchange Act; provided that (i) the Company and the Company’s Subsidiaries will not be considered Associates of the Purchaser or any of its Affiliates and (ii) no portfolio company of the Purchaser or its other Affiliates will be deemed Associates of the Purchaser or any of its other Affiliates. For the avoidance of doubt, Comcast and its Subsidiaries are not and shall not be considered Associates of the Purchaser or any of the Purchaser’s Affiliates.

“Atairos Affiliate” means any Affiliate of Atairos Partners, L.P., a Cayman Islands exempted limited partnership (“Atairos Partners”), that serves as general partner of, manages or advises, or otherwise has voting control over, any entity Affiliated with Atairos Partners that has a direct or indirect investment in the Company. For the avoidance of doubt, Comcast and its Subsidiaries are not and shall not be considered Atairos Affiliates.

“Atairos Affiliated Director” means each Purchaser Designee and any other person that is a managing director, officer, advisor or employee of Atairos Management or a successor thereto or other management entity or general partner that is an Affiliate of Atairos Partners, in each case, that is serving on the Board of Directors.

“Atairos Group” means the Purchaser together with its Affiliates, including Atairos Affiliates.

“Atairos Indemnitors” shall have the meaning set forth in Section 4.12.

“Atairos Management” means Atairos Management, L.P., a Delaware limited partnership.

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein, such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own”, “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, as in effect on the date hereof. Solely for purposes of determining the number of shares of Company Common Stock issuable upon conversion of the Notes Beneficially Owned by the Purchaser and its Affiliates, the Notes shall be treated as if upon conversion the only settlement option under the Notes and Indenture were solely Physical Settlement (as defined in the Indenture). For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of shares of Company Common Stock issuable upon conversion of the Notes directly or indirectly held by them, irrespective of any restrictions on transfer or other terms contained in this Agreement or the other Transaction Agreements.

“Blackout Period” means in the event that the Company determines in good faith that filing a Registration Statement or making it Available could reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any bona fide material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise then required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect or the Registration Statement is otherwise not Available for use (in each case as determined by the Company in good faith after consultation with outside counsel), a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and the aggregate length of Blackout Periods in any period of twelve (12) consecutive months may not exceed one hundred and twenty (120) days.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Change in Control” shall mean the occurrence of any of the following events: (i) there occurs a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) any Person or “group” (as such term is used in Section 13 of the Exchange Act) (in each case excluding (x) any member of the Atairos Group or any of their respective Affiliates or any of their respective portfolio companies and (y) any group arising solely by reason of the Voting Agreement), directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Company Common Stock or 50% or more of the voting power of the outstanding Voting Stock, (iii) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Voting Stock immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (iv) a majority of the Board of Directors is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board of Directors with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board of Directors in accordance with this subclause (y).

“Class A Common Stock” shall mean the Class A Common Stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” shall mean the Class B Common Stock, par value $0.0001 per share, of the Company.

“Closing” shall have the meaning set forth in Section 2.02(a).

“Closing Date” shall have the meaning set forth in Section 2.02(a).

“Code” shall mean the Internal Revenue Code of 1986.

“Comcast” shall mean Comcast Corporation, a Pennsylvania corporation.

“Common Stock” shall mean the Common Stock, par value $0.0001 per share, of the Company.

“Company” shall have the meaning set forth in the preamble hereto.

“Company Common Stock” shall mean (i) prior to the conversion of the Company’s outstanding capital stock pursuant to Section 4(d) of Article IV of the Company’s Sixth Amended and Restated Certificate of Incorporation, dated as of October 31, 2011, the Class A Common Stock, and (ii) from and after such conversion of the Company’s outstanding capital stock, the Common Stock.

“Confidential Information” shall have the meaning set forth in Section 4.16(b).

“Confidentiality Agreement” shall mean the confidentiality agreement entered into by the Company, on the one hand, and Atairos Management, on the other hand, as of September 25, 2015.

“Covered Persons” shall have the meaning set forth in Section 4.07(f).

“Company Reports” shall have the meaning set forth in Section 3.01(g)(i).

“DGCL” shall mean the Delaware General Corporation Law.

“Enforceability Exceptions” shall have the meaning set forth in Section 3.01(c).

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

“Extraordinary Transaction” shall have the meaning set forth in Section 4.03(a)(v).

“Free Writing Prospectus” shall have meaning set forth in Section 5.03(a)(v).

“GAAP” shall mean U.S. generally accepted accounting principles.

“Global Security” has the meaning set forth in the Indenture.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“Indemnified Persons” shall have the meaning set forth in Section 5.05(a).

“Indenture” shall mean an indenture in the form attached hereto as Exhibit A.

“Intellectual Property” shall have the meaning set forth in Section 3.01(p).

“Investor Rights Agreement” shall have the meaning set forth in Section 3.01(b).

“Issuer Agreement” shall have the meaning set forth in Section 4.09.

“Joinder” shall mean, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all the rights and obligations of a Purchaser under this Agreement, in the form and substance substantially as attached hereto as Exhibit B or such other form as may be agreed to by the Company and the Purchaser.

“Losses” shall have the meaning set forth in Section 5.05(a).

“Material Adverse Effect” shall mean any events, changes or developments that, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, other than any event, change or development resulting from or arising out of the following: (a) events, changes or developments generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes or developments in the industries in which the Company or any of its Subsidiaries conducts its business, (c) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes in GAAP or accounting standards or interpretations thereof, (e) earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby (it being understood and agreed that the exception in this clause (f) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby), (g) any taking of any action at the request of the Purchaser, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Common Stock or in the Company’s credit rating (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect or development underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development disproportionately affects the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

“Minimum Ownership Threshold” shall have the meaning set forth in Section 4.07(a).

“NASDAQ” shall mean the NASDAQ Global Select Market.

“Note” or Notes” shall have the meaning set forth in the preamble hereto.

“Permitted Loan” shall have the meaning set forth in Section 4.02(a).

“Permitted Transfers” has the meaning set forth in Section 4.02(a).

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Plan of Distribution” means the plan of distribution substantially in the form attached hereto as Annex A.

“Preferred Stock” shall have the meaning set forth in Section 3.01(b).

“Prohibited Transfers” shall have the meaning set forth in Section 4.02(a).

“Purchase Price” shall have the meaning set forth in Section 2.01.

“Purchaser” shall have the meaning set forth in the preamble hereto.

“Purchaser Affiliates” shall have the meaning set forth in Section 4.03(a).

“Purchaser Designee” means an individual then serving on the Board of Directors pursuant to the exercise of the Purchaser’s nomination rights pursuant to Section 4.07(a) and/or Purchaser’s rights pursuant to Section 4.07(e), together with any designee of the Purchaser who is then standing for election to the Board pursuant to Sections 4.07(a) and (b) or who is being proposed for election by the Purchaser pursuant to Section 4.07(e).

“Purchaser Designee List” shall have the meaning set forth in Section 4.07(c).

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities upon the earliest of (a) when such Subject Securities have been sold or otherwise disposed of by the Purchaser and its Affiliates pursuant to an effective Registration Statement or in compliance with Rule 144, (b) when such Subject Securities are freely transferable under Rule 144 without regard to volume or manner of sale limits or public information requirements, or (c) when such Subject Securities cease to be outstanding; provided, further, that any securities that have ceased to be Registrable Securities in accordance with the foregoing definition shall not thereafter become Registrable Securities and any securities that are issued or distributed in respect of securities that, at the time of such issuance or distribution, have ceased to be Registrable Securities are not Registrable Securities.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article 5, including all registration, filing and listing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company and of a single counsel for the holders of Registrable Securities, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., all the Company’s internal expenses, transfer taxes, and fees of transfer agents and registrars, but excluding any underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, in each case to the extent applicable to the Registrable Securities of the selling holders.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Termination Date” shall have the meaning set forth in Section 5.01(b).

“Representatives” shall have the meaning set forth in Section 4.16(a).

“Restricted Period” shall mean the period commencing on the Closing Date and ending on the earlier of (i) the date that is two (2) years following the Closing Date and (ii) the consummation of any Change in Control or entry into a definitive agreement for a transaction that, if consummated, would result in a Change in Control.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933.

“Selling Holders” shall have the meaning set forth in Section 5.03(a)(i).

“Specified Guidelines” shall have the meaning set forth in Section 4.07(c).

“Specified Persons” shall have the meaning set forth in Section 6.12.

“Standstill Period” shall mean the period commencing on the Closing Date and ending on the earliest of (i) the later of (A) the date that is six (6) months following such time as there is no Purchaser Designee serving on the Board of Directors (and as of such time the Purchaser no longer has board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights) and (B) the three (3) year anniversary of the Closing Date, (ii) the effective date of a Change in Control and (iii) 90 days after the date on which none of the members of the Atairos Group and their respective Affiliates Beneficially Own any Notes or any shares of Company Common Stock other than any shares of Company Common Stock issued to any person as compensation for a director’s service on the Board of Directors.

“Subject Securities” shall mean (i) the Notes; (ii) any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes; and (iii) any securities issued (or issuable upon the conversion, exercise or exchange of any warrant, right or other security that is issued) as a dividend, stock split, combination or in any reclassification, recapitalization, merger, consolidation, exchange or any other distribution or reorganization with respect to, or in exchange for, or in replacement of, the securities referenced in clause (i) or (ii) (without giving effect to any election by the Company regarding settlement options upon conversion) above or this clause (iii).

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Take-Down Notice” shall have the meaning set forth in Section 5.02(c).

“Target Registration Date” shall have the meaning set forth in Section 5.01(a).

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return or other document (including any amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes.

“Third Party” shall mean a Person other than any member of the Atairos Group or any of their respective Affiliates.

“Third Party Tender/Exchange Offer” shall have the meaning set forth in Section 4.02(a).

“Transaction Agreements” shall have the meaning set forth in Section 3.01(c).

“Transactions” shall have the meaning set forth in Section 3.01(c).

“transfer” shall have the meaning set forth in Section 4.02(a).

“Trustee” shall mean U.S. Bank National Association, a national banking association organized under the laws of the United States of America.

“Underwritten Offering” shall mean a sale or other disposition of Registrable Securities to an underwriter or underwriters in which Subject Securities are offered and sold (including short sales thereof) to the public.

“Voting Agreement” shall mean a voting agreement in the form attached hereto as Exhibit D.

“Voting Stock” shall mean securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.

“WKSI” means a “well known seasoned issuer” as defined under Rule 405.

Section 1.02. General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits and annexes hereto), and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, none of the Notes will have any right to vote or any right to receive any dividends or other distributions that are made or paid to the holders of the shares of Company Common Stock. References to any law or statute shall be deemed to refer to such law or statute as amended from time to time and, if applicable, to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

ARTICLE 2

SALE AND PURCHASE OF THE NOTES

Section 2.01. Sale and Purchase of the Notes. Subject to the terms and conditions of this Agreement, at the Closing the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the Notes for a purchase price equal to the principal amount of the Notes purchased (the “Purchase Price”).

Section 2.02. Closing.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Sections 2.02(c) and (d), the closing (the “Closing”) of the purchase and sale of the Notes hereunder shall take place at the offices of Winston & Strawn LLP located at 35 W. Wacker Drive, Chicago, IL 60601-9703 (i) prior to the close of The Depository Trust Company’s business hours on April 4, 2016, or (ii) if such conditions are not satisfied or waived in time for the Closing to occur prior to such time on such date, prior to the close of The Depository Trust Company’s business hours on April 5, 2016, or (iii) at such other place, time or date as may be mutually agreed upon in writing by the Company and the Purchaser (the date on which the Closing actually occurs, the “Closing Date”).

(b) To effect the purchase and sale of Notes, upon the terms and subject to the conditions set forth in this Agreement, at the Closing:

(i) The Company shall, and shall instruct the Trustee to, execute and deliver the Indenture, and shall execute and deliver the Notes, at the Closing. The Company shall deliver the fully executed Indenture and Notes to the Purchaser at the Closing, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

(ii) The Company shall issue and deliver to the Purchaser the Notes through the facilities of The Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser, against payment in full by or on behalf of the Purchaser of the Purchase Price for the Notes.

(iii) The Company shall deliver to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company.

(iv) Each of the Company and the Purchaser shall execute and deliver the Voting Agreement at the Closing, and the Company shall cause the other parties thereto to execute and deliver the Voting Agreement at the Closing.

(v) The Purchaser shall cause a wire transfer to be made in same day funds to an account of the Company designated in writing by the Company to the Purchaser at least two (2) Business Days prior to the date hereof in an amount equal to the Purchase Price for the Notes.

(vi) The Purchaser shall deliver to the Company a duly completed and executed applicable IRS Form.

(c) The obligations of the Purchaser to purchase the Notes are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Company and the Trustee shall have executed the Indenture and delivered the Indenture to the Purchaser, the Company shall have executed and delivered the Notes to the Purchaser and the Company and each of the other parties to the Voting Agreement shall have executed and delivered the Voting Agreement to the Purchaser, in each case at the Closing;

(iii) (A) the representations and warranties of the Company set forth in Sections 3.01(a), (c) and (e) shall be true and correct in all material respects at and as of the Closing, (B) the representations and warranties of the Company set forth in Section 3.01(h)(ii) shall be true and correct in all respects at and as of the Closing and (C) the other representations and warranties of the Company set forth in Section 3.01 (other than Sections 3.01(a), (c), (e) and (h)(ii)) shall be true and correct at and as of the Closing (without giving effect to any materiality, Material Adverse Effect, or similar phrases in such representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not have a Material Adverse Effect;

(iv) the Company shall have issued and delivered to the Purchaser the Notes through the facilities of The Depository Trust Company, or at the option of the Purchaser, registered in the name of the Purchaser, and the Company shall have delivered to the Trustee, as custodian, the Global Securities registered in the name of The Depository Trust Company and such Global Securities shall be eligible for book-entry settlement with The Depository Trust Company;

(v) the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(vi) the Purchaser shall have received a certificate, dated the Closing Date, duly executed by an executive officer of the Company on behalf of the Company, certifying that the conditions specified in, Sections 2.02(c)(iii), (iv) and (v) have been satisfied.

(d) The obligations of the Company to sell the Notes to the Purchaser are subject to the satisfaction or waiver of the following conditions as of the Closing:

(i) the purchase and sale of the Notes hereunder shall not be prohibited or enjoined by any court of competent jurisdiction;

(ii) the Trustee shall have executed and delivered the Indenture to the Company at the Closing;

(iii) the representations and warranties of the Purchaser set forth in Section 3.02 shall be true and correct in all material respects at and as of the Closing;

(iv) the Purchaser shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it at or prior to the Closing; and

(v) the Company shall have received a certificate, dated the Closing Date, duly executed by the general partner of the Purchaser on behalf of the Purchaser, certifying that the conditions specified in Section 2.02(d)(iii) and (iv) have been satisfied.

Section 2.03. Termination. Unless otherwise mutually agreed upon in writing by the Company and the Purchaser, if the Closing does not occur on or prior to April 5, 2016, this Agreement shall automatically terminate and each of the parties hereto shall be relieved of its duties and obligations arising under this Agreement after the date of such termination; provided, that no such termination shall relieve any party hereto of liability for any breach or default under this Agreement prior to such termination.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.01. Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a) Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties, rights and assets and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Subsidiary of the Company that is a “significant subsidiary” (as defined in Rule 1.02(w) of the SEC’s Regulation S-X) has been duly organized and is validly existing in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization.

(b) Capitalization. The authorized share capital of the Company consists of 2,000,000,000 shares of Class A Common Stock, 10,000,000 shares of Class B Common Stock, 2,010,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”). As of March 31, 2016, there were (i) 573,414,573 shares of Class A Common Stock issued and outstanding, 2,399,976 shares of Class B Common Stock issued and outstanding, and no shares of Common Stock or Preferred Stock issued and outstanding, (ii) options to purchase an aggregate of 1,269,671 shares of Class A Common Stock issued and outstanding, (iii) 36,717,958 shares of Class A Common Stock underlying the Company’s restricted stock unit awards, (iv) 256,674 shares of Class A Common Stock underlying the Company’s performance stock unit awards and (v) 30,247,970 shares of Class A Common Stock reserved for issuance under the Company’s employee or director employment, compensation and/or benefit plans, programs, policies, agreements or other arrangements. Since January 1, 2016, (i) the Company has only issued options, restricted stock units, deferred stock unit awards or other rights to acquire shares of Class A Common Stock in the ordinary course of business consistent with past practice and (ii) the only shares of capital stock issued by the Company were shares of Class A Common Stock pursuant to outstanding options, restricted stock units, deferred stock unit awards and other rights to purchase shares of Class A Common Stock. All outstanding shares of Voting Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company has not issued any securities, the holders of which have the right to vote with the stockholders of the Company on any matter. Except as provided in this Agreement, the Notes and the Indenture and except as set forth in or contemplated by this Section 3.01(b), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock or any securities convertible into or exercisable or exchangeable for such capital stock. Except for the Third Amended and Restated Investors Rights Agreement dated as of December 10, 2010 among the Company and certain investors named therein (the “Investors Rights Agreement”), there are no stockholders agreements, voting agreements, right of first offer or other similar agreements or understandings with respect to the Company’s or any of its Subsidiaries’ capital stock to which the Company or any of its Subsidiaries is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(c) Authorization. The execution, delivery and performance of this Agreement, the Indenture, the Notes, the Voting Agreement and each Issuer Agreement (the “Transaction Agreements”) and the consummation of the transactions contemplated herein and therein (collectively, the “Transactions”), have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”). At the Closing, the Indenture will be duly executed and delivered by the Company and, assuming the Indenture will be a valid and binding obligation of the Trustee, the Indenture will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Assuming the Voting Agreement constitutes the valid and binding obligation of the Purchaser and the other parties thereto, at the Closing, the Voting Agreement will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Pursuant to resolutions previously provided to the Purchaser, the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act has approved, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder, the transactions contemplated by the Transaction Agreements, including the acquisition of the Notes, any disposition of such Notes upon the conversion thereof, any acquisition of Company Common Stock upon conversion of the Notes, any deemed acquisition or disposition in connection therewith, and all transactions related thereto.

(d) General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Notes. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Notes sold pursuant to this Agreement.

(e) Valid Issuance. The Notes have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Notes will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares (including make-whole shares) of Company Common Stock initially issuable upon conversion of the Notes if such conversion were to occur immediately following Closing (assuming fully physical share settlement). The Company Common Stock to be issued upon conversion of the Notes in accordance with the terms of the Notes has been duly authorized, and when issued upon conversion of the Notes, all such Company Common Stock will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights. The Company is a WKSI eligible to file a registration statement on Form S-3 under the Securities Act.

(f) Non-Contravention/No Consents. The execution, delivery and performance of the Transaction Agreements, the issuance of the shares of Company Common Stock upon conversion of the Notes in accordance with their terms and the consummation by the Company of the Transactions, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation or bylaws of the Company, (ii) the Credit Agreement, dated as of August 1, 2014, by and among the Company and the lenders party thereto, as amended, or any other mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or any of its Subsidiaries or (iii) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has filed a Supplemental Listing Application with the NASDAQ with respect to the shares of Company Common Stock issuable upon conversion of the Notes. Assuming the accuracy of the representations of the Purchaser set forth herein, other than (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes or (B) any required filings pursuant to the Exchange Act or the rules of the SEC or the NASDAQ, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions (in each case other than the transactions contemplated by Article 5), except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(g) Reports; Financial Statements.

(i) The Company has filed or furnished, as applicable, (A) its definitive proxy statement relating to the annual meeting of the stockholders of the Company held in 2015 and (B) all forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since December 31, 2015 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

(ii) Each of the consolidated balance sheets, and the related consolidated statements of income, changes in stockholders’ equity and cash flows, included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates shown and the results of the consolidated operations, changes in stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth, subject, in the case of any unaudited financial statements, to normal recurring year-end audit adjustments, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto, and in the case of unaudited financial statements except for the absence of footnote disclosure, and (D) otherwise comply in all material respects with the requirements of the SEC.

(h) Absence of Certain Changes. Since January 1, 2016 until the date hereof, (i) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business, and (ii) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(i) No Undisclosed Liabilities, etc. As of the date hereof, there are no liabilities of the Company or any of its Subsidiaries, except (i) liabilities reflected or reserved against in the financial statements contained in the Company Reports, (ii) liabilities incurred since January 1, 2016 in the ordinary course of business and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j) Compliance with Applicable Law. Each of the Company and its Subsidiaries has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, and none of the Company or any of its Subsidiaries has received any written notice from any Governmental Entity of a violation of any such law, statute, order, rule, regulation, policy or guideline, other than such non-compliance, defaults, violations or notices that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(k) Legal Proceedings and Liabilities. As of the date hereof, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its Subsidiaries (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transactions. As of the date hereof, neither the Company nor any of its Subsidiaries is subject to any order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Company, there is no investigation or review pending or threatened by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(l) Investment Company Act. The Company is not, and immediately after receipt of payment for the Notes will not be, an “investment company” within the meaning of the Investment Company Act of 1940.

(m) Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) the Company and each of its Subsidiaries have timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by them, and all such Tax Returns were correct and complete in all respects, and the Company and each of its Subsidiaries have paid (or have had paid on their behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by them, except, in each case, with respect to matters contested in good faith or for which adequate reserves have been established in accordance with GAAP; and

(ii) there are no disputes pending, or claims asserted in writing, in respect of Taxes of the Company or any of its Subsidiaries for which reserves that are adequate under GAAP have not been established.

(n) No Piggyback or Preemptive Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to (i) require the Company to include in any Registration Statement filed pursuant to Article 5 any securities other than the Subject Securities or (ii) preemptive rights to subscribe for the Company Common Stock issuable upon conversion of the Notes, except, in the case of the foregoing clause (i), for piggyback registration rights of certain persons under the Investors Rights Agreement, as modified by the terms of the Voting Agreement.

(o) Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(p) Intellectual Property. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries own or possess sufficient rights to use all patents, patent applications, inventions, copyrights, know-how, trade secrets, trademarks, service marks and trade names and other technology and intellectual property rights (collectively, “Intellectual Property”) used in or necessary for the conduct of their respective businesses as currently conducted. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) the conduct of the respective businesses of the Company and its Subsidiaries does not infringe the Intellectual Property of others, and (ii) no third party is infringing any Intellectual Property owned by the Company or any of its Subsidiaries.

(q) Related Party Transactions. Since January 1, 2016, there has been no transaction, or series of related transactions, agreements, arrangements or understandings, nor is there any proposed transaction, or series of related transactions, agreements, arrangements or understandings, that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC under the Securities Act that have not been disclosed in the Company Reports.

(r) Antitakeover Devices. The Company does not have any outstanding shareholder purchase rights or “poison pill” or any similar plan or arrangement in effect. Assuming the accuracy of Purchaser’s representations and warranties in Section 3.02(f), the Company has taken all actions necessary to exempt the Atairos Group, the Transaction Agreements and the Transactions (including, for the avoidance of doubt, the acquisition of any additional securities of the Company to the extent permitted by Section 4.03(a)) from the restrictions on business combinations of Section 203 of the DGCL. Except for Section 203 of the DGCL, there is no control share acquisition, business combination or other anti-takeover provision under the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or the laws, statutes, orders, rules, regulations, policies or guidelines of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, that is or could become applicable to the Atairos Group as a result of the Transactions.

(s) No Additional Representations.

(i) The Company acknowledges that the Purchaser makes no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement.

(ii) The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02 and in any certificate delivered by the Purchaser pursuant to this Agreement, (i) no person has been authorized by the Purchaser to make any representation or warranty relating to the Purchaser or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchaser, and (ii) any materials or information provided or addressed to the Company or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Purchaser unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement and in any certificate delivered by the Purchaser pursuant to this Agreement.

(iii) Notwithstanding the foregoing, nothing in this Section 3.01(s) shall be deemed to limit the Company’s or its Affiliates’ rights or remedies with respect to fraud.

Section 3.02. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company, as of the date hereof and as of the Closing Date, as follows:

(a) Organization; Ownership. The Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement.

(b) Authorization; Sufficient Funds; No Conflicts.

(i) The Purchaser has full partnership power and authority to execute and deliver this Agreement and to consummate the Transactions to which it is a party. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transactions to which it is a party have been duly authorized by all necessary partnership action on behalf of the Purchaser. No other proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance by the Purchaser of this Agreement and consummation of the Transactions. This Agreement has been duly and validly executed and delivered by the Purchaser. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii) The Purchaser has cash in immediately available funds in excess of the Purchase Price.

(iii) The execution, delivery and performance of this Agreement by the Purchaser, the consummation by the Purchaser of the Transactions to which it is a party and the compliance by the Purchaser with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchaser’s organizational documents, (B) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Purchaser or (C) any permit, government license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchaser or any of its Affiliates, other than in the cases of clauses (B) and (C) as would not reasonably be expected to materially and adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.

(c) Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except for (A) any required filings or approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations in connection with the issuance of shares of Company Common Stock upon the conversion of the Notes, (B) any required filings pursuant to the Exchange Act or the rules of the SEC and (C) any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions to which it is a party by the Purchaser.

(d) Securities Act Representations.

(i) The Purchaser is an accredited investor (as defined in Rule 501 of the Securities Act) and is aware that the sale of the Notes is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling such Notes (or any shares of Company Common Stock issuable upon conversion of the Notes) in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in such Notes (and any shares of Company Common Stock issuable upon conversion of the Notes) and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(ii) Neither the Purchaser nor any of its Affiliates is acting in concert, and neither the Purchaser nor any of its Affiliates has any agreement or understanding, with any Person that is not an Affiliate of the Purchaser, and is not otherwise a member of a “group” (as such term is used in Section 13(d)(3) of the Exchange Act), with respect to the Company or its securities.

(e) Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f) Ownership of Shares. None of the Purchaser or its Affiliates Beneficially Own any shares of Company Common Stock (without giving effect to the issuance of the Notes hereunder) other than any shares of Company Common Stock that may be owned by managing directors, officers or other employees of Atairos Management or other management entity or general partner that is an Affiliate of Atairos Partners in their individual capacities.

(g) No Additional Representations.

(i) The Purchaser acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates, officers, directors, employees or other representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and its Subsidiaries or (C) the future business and operations of the Company and its Subsidiaries, and the Purchaser has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement.

(ii) The Purchaser has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and acknowledges the Purchaser has been provided with sufficient access for such purposes. The Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.01 and in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Purchaser as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchaser or any of its Affiliates or representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement and in any certificate delivered by the Company pursuant to this Agreement.

(iii) Notwithstanding the foregoing, nothing in this Section 3.02(g) shall be deemed to limit the Purchaser’s or its Affiliates’ rights or remedies with respect to fraud.

ARTICLE 4

ADDITIONAL AGREEMENTS

Section 4.01. Taking of Necessary Action. Each of the parties hereto agrees to use its reasonable efforts promptly to take or cause to be taken all action, and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale and purchase of the Notes hereunder, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the sale and purchase of the Notes, the proper officers, managers and directors of each party to this Agreement shall take all such necessary action as may be reasonably requested by, and the sole expense of, the requesting party.

Section 4.02. Restricted Period.

(a) During the Restricted Period, notwithstanding any rights provided in Article 5, the Purchaser shall not, without the Company’s prior written consent, directly or indirectly, (x) sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, enter into or agree to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition of (any of the foregoing, a “transfer”), any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes or (y) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that transfers to any Third Party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Notes or any shares of Company Common Stock issuable or issued upon conversion of any of the Notes (such actions in clauses (x) and (y), “Prohibited Transfers”), other than, in the case of clause (x), Permitted Transfers. “Permitted Transfers” shall mean any (i)

transfer to a Purchaser’s Affiliate that executes and delivers to the Company a Joinder becoming a Purchaser party to this Agreement and a duly completed and executed applicable IRS Form, (ii) transfer to the Company or any of its Subsidiaries, (iii) transfer to a Third Party for cash solely to the extent that all of the net proceeds of such sale are solely used to satisfy a bona fide margin call (i.e., posted as collateral) pursuant to a Permitted Loan, or repay a Permitted Loan to the extent necessary to satisfy a bona fide margin call on such Permitted Loan or avoid a bona fide margin call on such Permitted Loan, (iv) transfer with the prior written consent of the Company, (v) tender of any Company Common Stock into a Third Party Tender/Exchange Offer, as defined below (and any related conversion of Notes to the extent required to effect such Third Party Tender/Exchange Offer), and any transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company (for the avoidance of doubt, if such Third Party Tender/Exchange Offer does not close for any reason, the restrictions on transfer contained herein shall continue to apply to any Company Common Stock received pursuant to the conversion of any Notes that had previously been converted to participate in any such tender or exchange offer) or (vi) distribution in kind to the Purchaser’s or its Affiliates’ limited or other partners, members or other equityholders in connection with the winding up or dissolution of the Purchaser or any of its Affiliates, so long as, in the event of any such distribution to Comcast or any of its Subsidiaries, each such Person executes and delivers to the Company a Joinder becoming a Purchaser to this Agreement and a duly completed and executed applicable IRS Form. In addition, during the Restricted Period, the Company will consider in good faith any request by the Purchaser to transfer up to $50,000,000 in aggregate principal amount of the Notes or shares of Company Common Stock issuable or issued upon conversion of up to $50,000,000 in aggregate principal amount of the Notes and, if consented to by the Company, such transfer shall constitute a Permitted Transfer, subject to agreement between the parties of what rights and obligations hereunder shall apply to the transferee in the event of such Permitted Transfer. “Third Party Tender/Exchange Offer” shall mean any tender or exchange offer made to all of the holders of Company Common Stock by a Third Party for a number of outstanding shares of Voting Stock that, if consummated, would result in a Change in Control solely to the extent that (x) the Board of Directors has recommended such tender or exchange offer in a Schedule 14D-9 under the Exchange Act or does not publicly recommend against such offer in a Schedule 14D-9 under the Exchange Act within ten (10) Business Days after the public announcement of such offer or (y) such tender or exchange offer is either (I) a tender or exchange offer for less than all of the outstanding shares of Company Common Stock or (II) part of a two-step transaction and the consideration to be received in the second step of such transaction is not identical in the amount or form of consideration (or the election of the type of consideration available to holders of Company Common Stock is not identical in the second step of such transaction) as the first step of the transaction. Following the Restricted Period, the Purchaser shall not transfer any of the Notes or any shares of Company Common Stock issuable or issued upon conversion of the Notes to any of its Affiliates that did not execute and deliver to the Company a Joinder becoming a Purchaser party to this Agreement or did not deliver to the Company a duly completed and executed applicable IRS Form. Any purported Prohibited Transfer in violation of this Section 4.02 shall be null and void ab initio. Notwithstanding the foregoing, subject to compliance with Applicable Trading Restrictions, the Purchaser (or a controlled Affiliate of the Purchaser) shall be permitted to mortgage, hypothecate, and/or pledge the Notes and/or the shares of Company Common Stock issuable or issued upon conversion of the Notes in respect of any bona fide financing arrangements of the Purchaser or its controlled Affiliates, including one or more bona fide purpose (margin) or bona fide non-purpose loans (each such financing arrangement, a “Permitted Loan”). Any Permitted Loan entered into by the Purchaser or its controlled Affiliates shall be with one or more financial institutions and nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities affiliate) or collateral agent to foreclose upon and sell, dispose of or otherwise transfer the Notes and/or shares of Company Common Stock (including shares of Company Common Stock received upon conversion of the Notes following foreclosure on a Permitted Loan) mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. Notwithstanding the foregoing or anything to the contrary herein, in the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Notes or the shares of Company Common Stock issuable or issued upon conversion of the Notes or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, Purchaser or any of its Affiliates) shall be entitled to any rights or have any obligations or be subject to any transfer restrictions or limitations hereunder (including, without limitation, the rights or benefits provided for in Section 4.06 and Section 4.07) except and to the extent for those expressly provided for in Article 5.

(b) Notwithstanding anything in this Agreement or elsewhere to the contrary, any sale of Notes or Company Common Stock pursuant to Article 5 shall be subject to any applicable limitations set forth in this Section 4.02 and Article 5 but shall not be subject to any policies, procedures or limitations (other than any applicable federal securities laws and any other applicable laws) otherwise applicable to the Atairos Affiliated Directors with respect to trading in the Company’s securities (other than as set forth in the definition of “Blackout Period”) and the Company acknowledges and agrees that such policies, procedures or limitations applicable to the Atairos Affiliated Directors shall not be violated by any such transfer pursuant to Article 5, other than any applicable federal securities laws and any other applicable laws.

Section 4.03. Standstill.

(a) The Purchaser agrees that, during the Standstill Period, it shall not, and shall cause each of its Affiliates (collectively and individually, the “Purchaser Affiliates,”) not to, directly or indirectly, in any manner, alone or in concert with others take any of the following actions without the prior consent of the Company (acting through a resolution of the Company’s directors not including any Atairos Affiliated Directors):

(i) make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of proxies (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a-1(l)(2)(iv)) or consents to vote, or seek to advise, encourage or influence any person with respect to the voting of any securities of the Company for the election of individuals to the Board of Directors or to approve any proposals submitted to a vote of the stockholders of the Company that have not been authorized and approved, or recommended for approval, by the Board of Directors, or become a “participant” in any contested “solicitation” (as such terms are defined or used under the Exchange Act) for the election of directors with respect to the Company, other than a “solicitation” or acting as a “participant” in support of the Atairos Affiliated Director or all of the nominees of the Board of the Directors at any stockholder meeting, or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise);

(ii) form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons who are not Purchaser Affiliates with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof, except as expressly permitted by this Agreement;

(iii) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group (including any group of persons that would be treated as a single “person” under Section 13(d) of the Exchange Act), through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities that would result in the Purchaser (together with the Purchaser Affiliates), having Beneficial Ownership in more than 20% in the aggregate of the shares of the Company Common Stock outstanding at such time (assuming all the Notes are converted on a fully physical settlement basis), excluding any issuance by the Company of shares of Company Common Stock or options, warrants or other rights to acquire Company Common Stock (or the exercise thereof) to any person as compensation for the Atairos Affiliated Director’s membership on the Board of Directors; provided that any acquisitions of securities of the Company (other than any conversion of the Notes) or rights therein by the Purchaser or the Purchaser Affiliates permitted pursuant to the foregoing provisions of this Section 4.03(a)(iii) shall be made (A) in accordance with applicable securities laws and (B) until the date that is ninety (90) days following such time as there is no Purchaser Designee serving on the Board of Directors (and as of such time the Purchaser no longer has board nomination rights pursuant to this Agreement or otherwise irrevocably waives in a writing delivered to the Company all of such rights), in accordance with the Company’s restricted trading period then in effect during which directors and executive officers of the Company are not permitted to trade under the insider trading policy of the Company then in effect (the foregoing clauses (A) and (B), together, “Applicable Trading Restrictions”), but shall not be subject to any other trading policies, procedures or limitations; and provided, further, that nothing herein will require any Notes or shares of Company Common Stock to be sold to the extent the Purchaser and the Purchaser Affiliates, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or any other Company action that reduces the number of outstanding shares of Company Common Stock. For purposes of this Section 4.03(a)(iii), no securities Beneficially Owned by a portfolio company of the Purchaser or its Affiliates will be deemed to be Beneficially Owned by Purchaser or any of its Affiliates only so long as (x) such portfolio company is not an Affiliate of the Purchaser for purposes of this Agreement, (y) neither the Purchaser nor any Purchaser Affiliate has encouraged, instructed, directed, supported, assisted or advised, or coordinated with, such portfolio company with respect to the acquisition, voting or disposition of securities of the Company by the portfolio company and (z) neither the Purchaser or any of its Affiliates is a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with that portfolio company with respect to any securities of the Company;

(iv) transfer, directly or indirectly, through swap or hedging transactions or otherwise, the Notes or Company Common Stock Beneficially Owned by the Purchaser or its Affiliates or any economic or voting rights decoupled from the underlying securities held by the Purchaser or its Affiliates to any Third Party that, to the knowledge of the Purchaser at the time it enters into such transaction, would result in such Third Party, together with its Affiliates and Associates, having Beneficial Ownership in the aggregate of more than 20% of the shares of Company Common Stock outstanding at such time; provided that nothing in this clause (iv) shall in any way prohibit, limit or restrict any transfer (A) that is a Permitted Transfer or pursuant to a Permitted Loan or any foreclosure thereunder, (B) pursuant to a merger, consolidation or similar transaction entered into by the Company, (C) in a bona fide underwritten public offering, in an open market transaction effected through a broker-dealer or to a broker-dealer in a block sale, so long as such broker-dealer is purchasing such securities in such block sale for its own account and makes block trades in the ordinary course of its business, (D) to a mutual fund that, to the Purchaser’s or broker-dealer’s, as applicable, knowledge after reasonable inquiry, typically makes investments in persons in the ordinary course of its business for investment purposes and not with the purpose or intent of changing or influencing the control of such person, or (E) in a derivatives transaction entered into with, or purchased from, a bank, broker-dealer or other recognized derivatives dealer that is not a hedge fund or activist investor or, to the knowledge of the Purchaser, an Affiliate of a hedge fund or activist investor;

(v) effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, scheme of arrangement, business combination, recapitalization, reorganization, sale or acquisition of all or substantially all assets, liquidation, dissolution or other extraordinary transaction involving the Company or any of its Subsidiaries or joint ventures or any of their respective securities (each, an “Extraordinary Transaction”), or make any public statement with respect to an Extraordinary Transaction; provided, however, that this clause shall not preclude the tender by the Purchaser or a Purchaser Affiliate of any securities of the Company into any Third Party Tender/Exchange Offer (and any related conversion of Notes to the extent required to effect such tender) or the vote by the Purchaser or a Purchaser Affiliate of any voting securities of the Company with respect to any Extraordinary Transaction in their discretion;

(vi) (A) call or seek to call any meeting of stockholders of the Company, including by written consent, (B) seek representation on the Board of Directors, except as expressly set forth herein, (C) seek any other material, non-ordinary course change in the Company’s management, business or corporate structure, (D) seek the removal of any member of the Board of Directors (other than an Atairos Affiliated Director in accordance with Section 4.07), (E) solicit consents from stockholders or otherwise act or seek to act by written consent with respect to the Company, (F) conduct a referendum of stockholders of the Company or (G) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise, except as expressly set forth herein;

(vii) take any action in support of or make any proposal or request that constitutes: (A) controlling or changing the Board of Directors or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board of Directors, (B) any material change in the capitalization or dividend policy of the Company, (C) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or bylaws that may impede or facilitate the acquisition of control of the Company by any person, (D) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange, or (E) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;

(viii) make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board of Directors, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement; or

(ix) enter into any discussions, negotiations, agreements or understandings with any Third Party with respect to any of the foregoing, or advise, knowingly assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing.

(b) The foregoing provisions of Section 4.03(a) shall not be deemed to prohibit (i) the Purchaser or any Purchaser Affiliates or their respective directors, executive officers, partners, employees, managing members, advisors or agents (acting in such capacity) from (A) communicating privately with the Company’s directors, officers or advisors or (B) submitting to the Board of Directors one or more confidential proposals or offers for a transaction (including a transaction that, if consummated, would result in a Change in Control), so long as, in each case, such communications and submissions are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or submissions, as applicable, (ii) the Purchaser or any Purchaser Affiliates from acquiring any person that owns securities of the Company that represent less than 10% of the value of the consolidated assets of such person (as determined by reference to the latest annual or quarterly financial statements of such person) in connection with the bona fide acquisition of an operating business; provided that, to the extent that the Purchaser and the Purchaser Affiliates are not permitted to Beneficially Own such securities (or a portion thereof) under Section 4.03(a)(iii) at such time, the Purchaser shall, or shall cause the Purchaser Affiliates to, divest such acquired securities of the Company (or a portion thereof) within twelve (12) months after the consummation of such acquisition and shall, prior to the date of divestment, vote such securities on any matter submitted to a vote of the stockholders of the Company in the same proportion as the votes cast by all other stockholders of the Company, or (iii) the Purchaser’s entry into the Voting Agreement or the taking of any action expressly contemplated, permitted or required thereby or arising therefrom.

(c) Nothing in this Section 4.03 shall (i) affect the Purchaser’s or the Purchaser Affiliates’ ability to hold the Notes or hold or vote any shares of Company Common Stock, including the shares of Company Common Stock issuable or issued upon conversion of the Notes, or (ii) limit any action that may be taken by any Atairos Affiliated Director acting solely as a director of the Company consistent with his fiduciary duties as a director of the Company if such action does not include any public announcement or disclosure by such Atairos Affiliated Director, the Purchaser or a Purchaser Affiliate.

(d) Notwithstanding anything in this Section 4.03 to the contrary, if (i) a Change in Control is consummated, (ii) the Company enters into a definitive agreement providing for a transaction that, if consummated, would result in a Change in Control, or (iii) a Third Party makes a public offer or proposal (including a tender or exchange offer) that, if consummated, would result in a Change in Control, and the Board of Directors does not publicly recommend against such offer within ten (10) Business Days after the public announcement of such offer or proposal, then, in each case in this Section 4.03(d), the prohibitions in this Section 4.03 shall immediately terminate without further force or effect and the Purchaser and the Purchaser Affiliates shall be released from compliance therewith.

(e) Notwithstanding anything in this Section 4.03 to the contrary, the prohibitions in this Section 4.03 shall immediately terminate without further force or effect and the Purchaser and the Purchaser Affiliates shall be released from compliance therewith if the Company (i) institutes a voluntary proceeding, or becomes the subject of an involuntary proceeding which involuntary proceeding is not dismissed within sixty (60) days, under any bankruptcy act, insolvency law or any law for the relief of debtors, (ii) has a receiver appointed to manage its affairs, which appointment is not dismissed, vacated or stayed within sixty (60) days or (iii) executes a general assignment for the benefit of creditors.

Section 4.04. Securities Laws. The Purchaser acknowledges and agrees that, as of the Closing Date, the Notes (and the shares of Company Common Stock that are issuable upon conversion of the Notes) have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. The Purchaser acknowledges that, except as provided in Article 5 with respect to shares of Company Common Stock and the Notes, the Purchaser has no right to require the Company or any of its Subsidiaries to register the Notes or the shares of Company Common Stock that are issuable upon conversion of the Notes.

Section 4.05. Lost, Stolen, Destroyed or Mutilated Securities. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for any security of the Company and, in the case of loss, theft or destruction, upon delivery of an undertaking by the holder thereof to indemnify the Company (and, if requested by the Company, the delivery of an indemnity bond sufficient in the judgment of the Company to protect the Company from any loss it may suffer if a certificate is replaced), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate or, at the Company’s option, a share ownership statement representing such securities for an equivalent number of shares or another security of like tenor, as the case may be.

Section 4.06. Antitrust Approval. The Company and the Purchaser acknowledge that one or more filings under the HSR Act or foreign antitrust laws may be necessary in connection with the issuance of shares of Company Common Stock upon conversion of the Notes. The Purchaser will promptly notify the Company if any such filing is required on the part of the Purchaser. To the extent reasonably requested, the Company, the Purchaser and any other applicable Purchaser Affiliate will use reasonable efforts to cooperate in timely making or causing to be made all applications and filings under the HSR Act or any foreign antitrust requirements in connection with the issuance of shares of Company Common Stock upon conversion of Notes held by the Purchaser or any Purchaser Affiliate in a timely manner and as required by the law of the applicable jurisdiction; provided that, notwithstanding in this Agreement to the contrary, the Company shall not have any responsibility or liability for failure of Purchaser or any of its Affiliates to comply with any applicable law. For as long as there are Notes outstanding and owned by Purchaser or its Affiliates, the Company shall as promptly as reasonably practicable provide (no more than four (4) times per calendar year) such information regarding the Company and its Subsidiaries as the Purchaser may reasonably request in order to determine what foreign antitrust requirements may exist with respect to any potential conversion of the Notes. The Purchaser shall be responsible for the payment of the filing fees associated with any such applications or filings.

Section 4.07. Board Nomination.

(a) The Company agrees to appoint Michael J. Angelakis to the Board of Directors as the initial Purchaser Designee effective as of the Closing by taking all necessary action to increase the size of the Board of Directors unless there otherwise is a vacancy in the Board of Directors and in either event filling the vacancy thereby created with such individual. The Company agrees that, subject to Section 4.07(c), the Purchaser shall have the right to nominate at each meeting or action by written consent at which individuals will be elected members of the Board of Directors one nominee of the Purchaser (for the avoidance of doubt, the Purchaser shall have a right to nominate a member to the Board of Directors if and only so long as the Atairos Group does not fall below the Minimum Ownership Threshold (as defined below) at any point in time); provided that during the Standstill Period, the Purchaser shall nominate Michael J. Angelakis as the Purchaser Designee for so long as such individual serves and is capable of serving as the Chairman and Chief Executive Officer of Atairos Management on a substantially full-time basis. Notwithstanding the foregoing, the Purchaser shall not have a right to nominate any member to the Board of Directors under this Section 4.07(a) from and after such time as the Atairos Group collectively Beneficially Owns less than the greater of (i) 66.7% of the number of outstanding shares of Company Common Stock Beneficially Owned by the Purchaser and its Affiliates collectively immediately following the Closing (as equitably adjusted for any stock split, reverse stock split, combination, recapitalization or similar event with respect to the Company Common Stock, and excluding from the shares of Company Common Stock deemed to be Beneficially Owned by the Atairos Group at such time for such purpose any shares of Company Common Stock Beneficially Owned by the Atairos Group at such time solely by reason of the Voting Agreement) and (ii) 4% of the number of shares of Company Common Stock then outstanding, assuming issuance upon conversion of the Notes Beneficially Owned by the Atairos Group of the shares of Company Common Stock Beneficially Owned by the Atairos Group at such time (and, for the avoidance of doubt, including in the shares of Company Common Stock deemed to be Beneficially Owned by the Atairos Group at such time for such purpose any shares of Company Common Stock Beneficially Owned by the Atairos Group at such time solely by reason of the Voting Agreement) (the greater of amounts set forth in the foregoing clauses (i) and (ii) of this Section 4.07(a), the “Minimum Ownership Threshold”), solely in the case of the loss of the Purchaser’s rights under this Section 4.07(a) pursuant to the foregoing clause (ii) of this Section 4.07(a), unless and until such time as the Atairos Group collectively Beneficially Owns a number of shares of Company Common Stock that equals or exceeds the Minimum Ownership Threshold (provided that as of such time the Purchaser has not irrevocably waived in a writing delivered to the Company all of its board nomination rights pursuant to this Agreement). For the avoidance of doubt, (A) if at any time the Purchaser’s rights under this Section 4.07(a) lose effect, the then-serving Purchaser Designee may continue to serve as a member of the Board of Directors until the Company’s next meeting of stockholders or action by written consent at which directors are to be elected, and (B) the Purchaser’s rights under this Section 4.07(a) may become effective and/or lose effect from time to time and any number of times.

(b) Subject to the terms and conditions of this Section 4.07 and applicable law, the Company agrees to include each Purchaser Designee in its slate of nominees for election as directors of the Company at each of the Company’s meetings of stockholders or action by written consent at which directors are to be elected and use its reasonable efforts to cause the election of each such Purchaser Designee to the Board of Directors (for the avoidance of doubt, the Company will be required to use substantially the same level of efforts and provide substantially the same level of support as is used and/or provided for the other director nominees of the Company with respect to the applicable meeting of stockholders or action by written consent). For the avoidance of doubt, failure of the stockholders of the Company to elect any Purchaser Designee to the Board of Directors shall not affect the right of the Purchaser to nominate directors for election pursuant to this Section 4.07 in any future election of directors.

(c) Each Purchaser Designee must be (i) during the Standstill Period, for so long as such individual serves and is capable of serving as the Chairman and Chief Executive Officer of Atairos Management on a substantially full-time basis, Michael J. Angelakis or (ii) on the earlier of (A) the end of the Standstill Period or (B) the date on which Michael J. Angelakis does not serve or is not capable of serving as the Chairman and Chief Executive Officer of Atairos Management on a substantially full-time basis, an individual (including Michael J. Angelakis) whose name is listed on the list that the Purchaser has separately furnished to the Company and/or its counsel, as such list may be updated from time to time after the date hereof by mutual written agreement of the Purchaser and the Company (it being understood and agreed that each party shall review such list from time to time and consider in good faith whether each individual thereon should remain on such list in light of any circumstances arising after the date of the addition of such individual to such list (including, as applicable, any change in such individual’s role or position with the Atairos Group), or any circumstances in existence as of such date but not known to such party prior to such date) (such list, the “Purchaser Designee List”), who in each case (x) is reasonably acceptable to the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) acting in good faith (it being understood and agreed that, in making any determination with respect to any such individual, the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) shall not apply any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors in a manner that adversely impacts such individual relative to the other directors and director nominees of the Company) and (y) meets in all material respects all of the other requirements of a director of the Company described in this Section 4.07(c); provided that the Company agrees that each of the individuals whose names are listed on the Purchaser Designee List shall be submitted to the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) at its first regularly scheduled meeting after the date hereof, which shall be held in April 2016, for purposes of determining whether each such individual (other than Michael J. Angelakis, for whom, for the avoidance of doubt, such determination shall have been made prior to the date hereof) satisfies the requirements of, and is acceptable under, this Section 4.07(c), and upon the favorable determination by the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) with respect to any such individual, each such individual shall be deemed to satisfy the requirements of, and be acceptable under, this Section 4.07(c) in the absence of any circumstances arising after the date of such meeting of the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) (including, as applicable, any change in such individual’s role or position with the Atairos Group), or any circumstances in existence as of such date but not known to the Company prior to such date, that in the good faith judgment of the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) has a material impact thereon; and provided, further, that each party shall cooperate with the other in good faith and use its reasonable best efforts to ensure that the Purchaser Designee List at all times includes at least two (2) individuals (other than Michael J. Angelakis), each of whom satisfies the requirements of, and is acceptable under, this Section 4.07(c) in the absence of any circumstances arising after the date of the determination that such individual satisfies such requirements and is so acceptable (including, as applicable, any change in such individual’s role or position with the Atairos Group), or any circumstances in existence as of such date but not known to the Company prior to such date, that in the good faith judgment of the Nominating and Corporate Governance Committee of the Board of Directors (or any successor thereto) has a material impact thereon. As a condition to any Purchaser Designee’s appointment to the Board of Directors and nomination for election as a director of the Company at the Company’s annual meetings of stockholders (A) the Purchaser and each Purchaser Designee must in all material respects provide to the Company (1) all information reasonably requested by the Company that is required to be or customarily disclosed for directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or regulation or stock exchange rules or listing standards, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business and (2) information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, in each case, relating to their nomination or election as a director of the Company or the Company’s operations in the ordinary course of business, with respect to the Purchaser, its Affiliates and the applicable Purchaser Designee, (B) each Purchaser Designee must be qualified to serve as a director of the Company under the DGCL to the same extent as all other directors of the Company and (C) each Purchaser Designee must satisfy the requirements set forth in the Company’s Corporate Governance Guidelines, Global Code of Conduct and Insider Trading Policy and Regulation FD Policy (subject to Section 4.02), in each case as currently in effect (the “Specified Guidelines”) with such changes thereto (or such successor policies) as are applicable to all other directors, as are adopted in good faith by the Board of Directors, and do not by their terms adversely impact any Purchaser Designee relative to all other directors and as are consistent with clause (d) below (for the avoidance of doubt, no Purchaser Designee shall be required to qualify as an independent director under applicable stock exchange rules and federal securities laws and regulations). The Company will make all information requests pursuant to this Section 4.07(c) in good faith in a timely manner that allows the Purchaser and each Purchaser

Designee a reasonable amount of time to provide such information, and will cooperate in good faith with the Purchaser and each Purchaser Designee in connection with their efforts to provide the requested information.

(d) The Purchaser acknowledges that at all times while serving as a member of the Board of Directors, each Atairos Affiliated Director, solely in his or her individual capacity, will be required to comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-executive members of the Board of Directors that are included in the Specified Guidelines as currently in effect with such changes (or such successor policies) as are applicable to all other directors and as are not targeted towards, and are not disproportionately applicable to, the Atairos Affiliated Directors. Notwithstanding the foregoing, for so long as an Atairos Affiliated Director is on the Board of Directors, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to the Purchaser or its Affiliates (including a policy that limits, prohibits, restricts the Purchaser or its Affiliates from entering into any hedging or derivative arrangements), in each case other than with respect to any Atairos Affiliated Director solely in his or her individual capacity, except as provided herein, (ii) any share ownership requirement for any Purchaser Designee serving on the Board of Directors will be deemed satisfied by the securities owned by the Purchaser and/or its Affiliates and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Purchaser’s or its Affiliates’ transfers of securities, including pursuant to Article 5 (except as otherwise provided therein with respect to Blackout Periods), and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by any Purchaser Designee (x) accepting an invitation to serve on another board of directors of a company whose principal line(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Purchaser or any of its Affiliates, or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided in this Agreement or pursuant to any majority voting policy adopted by the Board of Directors. Notwithstanding anything herein to the contrary, in the case of the Specified Guidelines or any other policies, procedures, processes, codes, rules, standards and guidelines applicable to the Purchaser Designee, including any such policies referred to in the foregoing (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Agreement shall not apply to the extent inconsistent with this Agreement (but shall otherwise be applicable to the Purchaser Designee). If the Specified Guidelines are in good faith changed in a manner that results in a Purchaser Designee no longer satisfying the Specified Guidelines in all material respects, then the Purchaser agrees that it shall not nominate such Purchaser Designee at the next meeting of stockholders of the Company at which the stockholders of the Company elect the Board of Directors.

(e) Subject to the terms and conditions of this Section 4.07, if a vacancy on the Board of Directors is created as a result of a Purchaser Designee’s death, resignation, disqualification or removal, in each case for whatever reason, or if the Purchaser desires to nominate a different individual to replace any then-existing Purchaser Designee, then, at the request of the Purchaser, the Purchaser and the Company (acting through the Board of Directors) shall work together in good faith to fill such vacancy or replace such nominee as promptly as reasonably practical with a replacement Purchaser Designee subject to the terms and conditions hereof, and thereafter such individual shall as promptly as reasonably practical be appointed to the Board of Directors to fill such vacancy and/or be nominated as a Company nominee as a “Purchaser Designee” pursuant to this Section 4.07 (as applicable).

(f) To the fullest extent permitted by the DGCL and subject to any express agreement that may from time to time be in effect, the Company agrees that any Atairos Affiliated Director, the Purchaser and any Purchaser Affiliate or any representative or portfolio company thereof (collectively, “Covered Persons”) may, and shall have no duty not to, directly or indirectly, (i) invest in, carry on and conduct, whether as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director, stockholder, equityholder or investor in any person, or as a participant in any syndicate, pool, trust or association, or otherwise, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Company or any of its Subsidiaries, (ii) do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other person with which any of the Company or its Affiliates has a business relationship; and/or (iii) make investments in any kind of property in which the Company or its Affiliates may make investments. To the fullest extent permitted by the DGCL, the Company renounces any interest or expectancy to participate in any business or investments of any Covered Person as currently conducted or as may be conducted in the future, and waives any claim against a Covered Person. The Company agrees that in the event that a Covered Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Person outside of his or her capacity as a member of the Board of Directors and (y) the Company or its Subsidiaries, the Covered Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries. To the fullest extent permitted by the DGCL, the Company hereby renounces any interest or expectancy in any potential transaction or matter of which the Covered Person acquires knowledge, except for any corporate opportunity which is expressly offered to a Covered Person solely in his or her capacity as a member of the Board of Directors, and waives any claim against each Covered Person that such Covered Person is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Person (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (C) does not communicate information regarding such corporate opportunity to the Company; provided that, in each such case, that any corporate opportunity which is expressly offered to a Covered Person solely in his or her capacity as a member of the Board of Directors shall belong to the Company.

(g) From time to time after the Closing Date, for so long as an Atairos Affiliated Director is on the Board of Directors, the Purchaser and the Company shall discuss in good faith service by the Atairos Affiliated Director on appropriate committees of the Board of Directors.

(h) The Atairos Affiliated Director shall receive the same notices, information and reports as the other non-executive members of the Board of Directors; provided that in the event of any conflict of interest between the Company and the Atairos Group, the Atairos Affiliated Director shall receive the same notices, information and reports as a similarly situated interested member of the Board of Directors. The Atairos Affiliated Director shall be bound by the same confidentiality restrictions as the other non-executive directors of the Company relating to the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board of Directors or committees of the Board of Directors to the extent not disclosed publicly by the Company, and, notwithstanding anything to the contrary in such confidentiality restrictions, the Atairos Affiliated Director shall be entitled to provide to the Purchaser and the Purchaser Affiliates any and all notices, information and reports received by the Atairos Affiliated Director in his or her capacity as a director, subject to the terms of Section 4.16; provided that, except with the prior written consent of the Company, the Atairos Affiliated Director shall not disclose to the Purchaser or any Purchaser Affiliate any advice provided to the Company by in-house or outside legal counsel that the Company has advised the Atairos Affiliated Director is protected by the attorney-client privilege.

(i) The Atairos Affiliated Director shall have the same voting rights as the other members of the Board of Directors. The Atairos Affiliated Director shall also be entitled to (A) the same travel and expense reimbursement and (B) if requested by the Purchaser, the same retainer, equity compensation and other fees or compensation, in each case as paid to the other non-executive directors of the Company for his or her service as a director, including any service on any committee of the Board of Directors; provided that, if requested by the Purchaser, any such amount referred to in this sentence shall be paid to Atairos Management, in lieu of the Atairos Affiliated Director.

(j) For the avoidance of doubt, notwithstanding anything in this Agreement or the Notes to the contrary, transferees of the Notes and/or the shares of Company Common Stock (other than in connection with Permitted Transfers to Affiliates of the Purchaser or Permitted Transfers to Comcast or any of its Subsidiaries in connection with the winding up or dissolution of the Purchaser or any of its Affiliates, in each case who sign a Joinder pursuant to Section 4.02(a)) shall not have any rights pursuant to this Section 4.07.

Section 4.08. No Inconsistent Arrangements.

(a) The Company agrees that, during the Standstill Period, neither it nor any of its Subsidiaries shall (i) issue or adopt any shareholder purchase rights or “poison pill” or any similar plan or arrangement or adopt any control share acquisition, business combination or other anti-takeover provision under its certificate of incorporation, bylaws or similar organizational documents, unless such rights, plan, arrangement or provision expressly permits the acquisition and ownership by the Atairos Group of the Notes, the shares of Company Common Stock issuable or issued upon conversion of the Notes and any additional securities of the Company acquired in accordance with Section 4.03, and any transfer thereof by the Atairos Group, in accordance with and as permitted by this Agreement; or (ii) enter into any agreement containing any provision pursuant to which the acquisition and ownership by the Atairos Group of the Notes, the shares of Company Common Stock issuable or issued upon conversion of the Notes or any additional securities of the Company acquired in accordance with Section 4.03, or any transfer thereof by the Atairos Group, in accordance with and as permitted by this Agreement, would require any consent or other action by any person under, conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, such agreement.

(b) During the Standstill Period, (i) if any shareholder purchase rights or “poison pill” or any similar plan or arrangement of the Company or any of its Subsidiaries, or any control share acquisition, business combination or other anti-takeover provision under the certificate of incorporation, bylaws or similar organizational documents of the Company or any of its Subsidiaries, or the laws, statutes, orders, rules, regulations, policies or guidelines of any federal, state or local Governmental Entity applicable to the Company or such Subsidiary, shall become applicable to any member of the Atairos Group, the Company shall grant such approvals and take such other actions as are necessary and within its control so that the transactions contemplated or permitted by the Transaction Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to minimize the effects of any such statute or regulation on such transactions; and (ii) without limiting the foregoing, the Company shall not, and shall causes its Subsidiaries not to, grant any approvals or take any other actions under any such shareholder purchase rights or “poison pill” or any similar plan or arrangement, or any such control share acquisition, business combination or other anti-takeover provision, in each case so as to permit any Third Party to acquire Beneficial Ownership of more than 20% of the aggregate of the shares of the Company Common Stock outstanding at such time, unless the Company grants, or causes its Subsidiaries to grant, as applicable, such approvals and takes, or causes its Subsidiaries to take, as applicable, such other actions for the benefit of the Atairos Group at substantially the same time as, and on terms that are no less favorable to the Atairos Group than, such approvals and other actions are granted and taken for the benefit of such Third Party.

Section 4.09. Financing Cooperation. If requested by the Purchaser, the Company will provide the following cooperation in connection with the Purchaser obtaining any Permitted Loan: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in the form attached hereto as Exhibit C, and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender, (ii) entering into customary triparty agreements with each lender and the Purchaser relating to the delivery of the Notes to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and (iii) such other cooperation and assistance as the Purchaser may reasonably request that will not unreasonably disrupt the operation of the Company’s business. Anything in the preceding sentence to the contrary notwithstanding, the Company’s obligation to deliver an Issuer Agreement is conditioned on (x) the Purchaser delivering to the Company a copy of the loan agreement for the Permitted Loan to which the Issuer Agreement relates and (y) the Purchaser certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, the Purchaser has pledged the Notes and/or the underlying shares of Company Common Stock as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under Article 5 are being assigned to the lenders under that Permitted Loan, (C) that an Event of Default (as contemplated by the Margin Loan Agreement as defined in the Issuer Agreement) constitutes the only circumstances under which the lenders under the Permitted Loan may foreclose on the Notes and/or the underlying shares of Company Common Stock and a Coverage Event (as contemplated by the Margin Loan Agreement) constitutes circumstances under which the Purchaser may sell the Notes and/or the underlying shares of Company Common Stock in order to satisfy a margin call or repay a Permitted Loan, in each case to the extent necessary to satisfy a bona fide margin call on such Permitted Loan and that such provisions do not violate the terms of this Agreement and (D) the Purchaser acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. Purchaser acknowledges and agrees that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Purchaser under this Agreement the Purchaser shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

Section 4.10. Certain Tax Matters. Notwithstanding anything herein to the contrary, the Company shall have the right to deduct and withhold from any payment or distribution made with respect to the Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes) such amounts as are required to be deducted or withheld with respect to the making of such payment or distribution (or issuance) under any applicable Tax law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a Governmental Entity on account of Taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) on any Notes, the Company shall be entitled to offset any such amounts against any amounts otherwise payable in respect of such Notes (or the issuance of shares of Company Common Stock upon conversion of the Notes).

Section 4.11. Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if there is any event or circumstance that may result in the Purchaser, its Affiliates and/or any Atairos Affiliated Director being deemed to have made a disposition or acquisition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if any Atairos Affiliated Director is serving on the Board of Directors at such time or has served on the Board of Directors during the preceding six months (i) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Purchaser’s, its Affiliates’ and any Atairos Affiliated Director’s interests (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Company Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Purchaser, the Purchaser’s Affiliates, and/or any Atairos Affiliated Director of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Purchaser or its Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Purchaser notifies the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Purchaser’s, its Affiliates’ and any Atairos Affiliated Director’s (for the Purchaser and/or its Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder. If any Atairos Affiliated Director is granted any equity or equity-based awards by the Company in connection with his or her service on the Board of Directors (or any committee thereof), (a) the Board of Directors acknowledges that, immediately upon grant of such award, the Atairos Affiliated Director may assign all rights, title and interest in the shares of Company Common Stock underlying such award to any Atairos Affiliate and (b) the Board of Directors or a committee thereof composed solely of two or more “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) will pre-approve the grant of such awards (and any such subsequent assignment thereof to any Atairos Affiliate) to be exempt to the maximum extent possible for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder or any other rule or regulation thereunder.

Section 4.12. D&O Indemnification / Insurance Priority Matters. Each Atairos Affiliated Director shall be eligible to enter into an indemnification agreement with the Company on terms that are no less favorable to such director than the most favorable indemnification agreement entered into by the Company with any of its other directors, from time to time. The Company acknowledges and agrees that any Atairos Affiliated Directors who are partners, members, employees, advisors or consultants of any member of the Atairos Group may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable member of the Atairos Group (collectively, the “Atairos Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Company’s certificate of incorporation, bylaws and/or indemnification agreement (including Section 5.05 hereof) to any Atairos Affiliated Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Atairos Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the certificate of incorporation and/or bylaws of the Company as in effect from time to time and/or (ii) such other agreement (including Section 5.05 hereof), if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Atairos Indemnitors. No advancement or payment by the Atairos Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Atairos Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

Section 4.13. Use of Proceeds. The Company shall use the proceeds from the Purchase Price to enter into Note hedge and warrant transactions with one or more financial institutions and for general corporate purposes, including, at the Company’s discretion, repurchases of shares of Company Common Stock.

Section 4.14. Transfers of Atairos Securities . Notwithstanding anything to the contrary herein, (a) the Purchaser hereby agrees that, without the Company’s prior written consent, the Purchaser and its Affiliates shall not transfer their respective interests in the Atairos Global Security (as defined in the Indenture) or the Atairos Securities (as defined in the Indenture) to any Third Party unless such Person receives such transferred interest in a Global Security other than the Atairos Global Security, or Physical Securities (as defined in the Indenture) other than the Atairos Securities, respectively, and (b) for the avoidance of doubt, if the Purchaser or any of its Affiliates transfers any interest in the Atairos Global Security or the Atairos Securities to any Affiliate of the Purchaser, such Affiliate shall continue to hold such transferred interest in the Atairos Global Security and not any other Global Security, or the Atairos Securities and not any other Physical Securities, respectively.

Section 4.15. Information Rights. For so long as (a) the Atairos Group collectively Beneficially Owns any outstanding shares of Company Common Stock, upon the Purchaser’s request, the Company shall provide the Purchaser with quarterly and annual financial information following the end of each fiscal quarter and year consistent with the financial information required or that would be required to be included by the Company in an a Quarterly Report on Form 10-Q or Annual Report on Form 10-K, respectively, filed with the SEC; and (b) the Purchaser has the right to nominate a director for election pursuant to Section 4.07 (whether or not the Purchaser has exercised such right or an Atairos Affiliated Director is on the Board of Directors), subject to the terms of Section 4.16, the Company shall provide the Purchaser such information and reports as the Purchaser may reasonably request; provided that, without limiting the Company’s obligations under Section 4.07(h), the Company may deny access to any advice provided to the Company by in-house or outside legal counsel that is protected by the attorney-client privilege.

Section 4.16. Confidentiality.

(a) The Purchaser acknowledges that Confidential Information (as defined below) has been and may in the future be made available to it in connection with its investment in the Company, including pursuant to Section 4.07(h) and Section 4.15. The Purchaser agrees that it shall, and shall cause any person to whom Confidential Information is disclosed pursuant to clause (i) below (collectively, “Representatives”) to, keep the Confidential Information confidential and use the Confidential Information solely in connection with its investment in the Company. The Purchaser further acknowledges and agrees that it shall not disclose any Confidential Information to any person, except that Confidential Information may be disclosed (i) to any Purchaser Affiliate or any of the Purchaser’s or Purchaser Affiliates’ respective directors, officers, employees, agents, advisors, attorneys, accountants, consultants, investment bankers or financing sources who reasonably require access to such information in connection with the Purchaser’s investment in the Company, including to the extent related to the tax treatment and tax structure of the Transactions, who in each case have been informed of the confidential nature of the Confidential Information; (ii) in the event and to the extent that the Purchaser or any of its Representatives is required to disclose any Confidential Information by applicable law, legal process or other legal compulsion, whether or not in connection with any proceeding by or before a court of law or Governmental Entity (provided that the Purchaser shall (to the extent not prohibited by applicable law) give the Company prompt written notice of such requirement (and in any event prior to any disclosure of Confidential Information in connection therewith) so that the Company may seek an appropriate order or other remedy protecting such Confidential Information from disclosure or waive compliance with the terms of this Section 4.16 (and the Purchaser shall use reasonable efforts to cooperate with the Company to obtain such protective order or other remedy, at the Company’s expense)); (iii) to any person to whom the Purchaser in good faith is contemplating a transfer of the Notes or shares of Company Common Stock or in connection with any Permitted Loan; provided that such transfer or Permitted Loan would not be in violation of the provisions of this Agreement and such potential transferee or potential lender, custodian, trustee or agent is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement enforceable by the Company and consistent with the provisions of this Section 4.16; or (iv) to any regulatory authority or rating agency to which the Purchaser or any of its Affiliates is subject; provided that such authority or agency is advised of the confidential nature of such information. The Purchaser shall be responsible for any actions taken by any of its Representatives of the applicable provisions of this Section 4.16 as if the Purchaser had taken such actions.

(b) For purposes hereof, “Confidential Information” shall mean any information concerning the Company or any of its Subsidiaries or the business, products, markets, condition (financial or otherwise), operations, assets, liabilities, results of operations cash flows or prospects of the Company or any of its Subsidiaries (whether prepared by the Company or otherwise) that is furnished or has been furnished (regardless of the manner in which it is or has been furnished) by or on behalf of the Company to the Purchaser or any of its Representatives at any time (whether before, on or after the Closing Date) in connection with the Purchaser’s investment in the Company, including pursuant to Section 4.07(h) or Section 4.15, and all notes, analyses, compilations, forecasts, studies, emails or other documents (in whatever form maintained) prepared by the Purchaser or any of its Representatives that contain or reflect such information (in whole or in part); provided that the term “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Purchaser or its Representatives in violation of this Section 4.16, (ii) was within the Purchaser’s or its Representatives’ possession prior to it being furnished to the Purchaser or its Representatives by or on behalf of the Company; provided that the source of such information was not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, (iii) becomes available to the Purchaser or its Representatives on a non-confidential basis from a source other than the Company; provided that such source is not known by the Purchaser to be bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information, or (iv) is independently developed by the Purchaser or its Representatives without reference to or the use of any Confidential Information.

(c) Notwithstanding anything to the contrary contained herein, (i) nothing contained herein shall prevent or restrict (A) the Purchaser’s or its Representatives’ use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion of any claim against, or the defense of any claim by, the Company or any of its Subsidiaries, or (B) the Purchaser or its Representatives from communicating with their respective investors and potential investors to the extent reasonably required to fulfill their informational and reporting obligations to such persons; provided that the recipients of such information are subject to a customary obligation to keep such information confidential, and (ii) if the provisions of Section 4.03(a) expire or terminate, neither this Section 4.16 nor any other provision hereof or of the Confidentiality Agreement shall restrict or prevent the Purchaser or its Affiliates from (A) using Confidential Information or Discussion Information (as defined in the Confidentiality Agreement) in connection with acquiring, or agreeing, proposing, seeking or offering to acquire, any securities or assets of the Company or any of its Subsidiaries pursuant to a tender offer, exchange offer, merger or other business combination transaction, or in connection with any of the other actions described in Section 4.03(a), or (B) publicly disclosing the history of discussions between the Purchaser and the Company or other Discussion Information to the extent reasonably necessary to comply with securities law disclosure obligations or other applicable law, regulation or securities or securities exchange rules.

(d) The Purchaser, on behalf of Atairos Management, and the Company hereby agree that the Confidentiality Agreement shall terminate at the Closing without further force or effect, except with respect to Discussion Information, with respect to which the Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

Section 4.17. Voting. Notwithstanding anything to the contrary contained herein, except as otherwise provided in the Voting Agreement, the Purchaser and the Purchaser Affiliates shall be entitled to vote all shares of issued and outstanding Company Common Stock Beneficially Owned, directly or indirectly, by them in their sole discretion.

Section 4.18. Right to Reimbursement for Certain Expenses. In the event that, pursuant to Article 13 of the Indenture, the Company withdraws or revokes any notice of redemption under the Indenture in respect of Atairos Securities (as defined in the Indenture) or the Atairos Affiliates rescind notice of conversion or conversion of Atairos Securities following receipt of any such notice of redemption, the Company shall reimburse each Atairos Affiliate who Beneficially Owns such Atairos Securities for (i) any filing fees and other reasonable out-of-pocket costs, fees and expenses for applications and filings under the HSR Act or any foreign antitrust requirements incurred in preparation for conversion of Securities in connection with the redemption that was contemplated by the withdrawn notice of redemption and (ii) all reasonable out-of-pocket costs, fees and expenses incurred by or on behalf of such holder in connection with such conversion contemplated by such conversion notice and any related offering for resale.

Section 4.19. Nasdaq Approval. The Company shall use its reasonable best efforts to cause the shares of Company Common Stock issuable upon conversion of the Notes to be approved for listing on the NASDAQ, subject to official notice of issuance.

ARTICLE 5

REGISTRATION RIGHTS

Section 5.01. Registration Statement.

(a) The Company will prepare and file and use reasonable efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act in each case no later than the date that is two (2) years after the Closing Date or, in the event of the consummation of any Change in Control prior to such date or the entry into a definitive agreement prior to such date for a transaction that, if consummated, would result in a Change in Control, promptly after the consummation of such Change in Control or the entry into such agreement, as applicable (the “Target Registration Date”), a Registration Statement in order to provide for resales of Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, which Registration Statement will (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement) include the Plan of Distribution. In addition, the Company will from time to time use reasonable efforts to file such additional Registration Statements to cover resales of any Registrable Securities that are not registered for resale pursuant to a pre-existing Registration Statement and will use its reasonable efforts to cause such Registration Statements to be declared effective or otherwise to become effective under the Securities Act and, subject to Section 5.02, will use its reasonable efforts to keep the Registration Statements continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Article 5 shall cover only Registrable Securities, shall be on Form S-3 (or a successor form) if the Company is eligible to use such form and shall be an automatically effective Registration Statement if the Company is a WKSI.

(b) Subject to the provisions of Section 5.02 and further subject to the availability of a Registration Statement on Form S-3 (or any successor form thereto) to the Company pursuant to the Securities Act and the rules and interpretations of the SEC, the Company will use its reasonable efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

(c) Notwithstanding anything herein to the contrary, during such period of time from and after the Target Registration Date that the Company ceases to be eligible to file or use a Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any holder of Registrable Securities, the Company shall use its reasonable efforts to file a Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Securities of the requesting party and use reasonable efforts to cause such Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after filing thereof and file and cause to become effective such amendments thereto as are necessary in order to keep such Registration Statement continuously available. Each such written request must specify the amount and intended manner of disposition of such Registrable Securities and the “plan of distribution” contained in such Registration Statement on Form S-1 shall cover such intended manner of disposition (except to the extent the SEC objects in written comments upon the SEC’s review of such Registration Statement); provided that the minimum amount of such Registrable Securities shall be $37,500,000. When the Company regains ability to file a Registration Statement on Form S-3 covering the Registrable Securities it shall as promptly as practicably do so in accordance with Section 5.01(a).

Section 5.02. Registration Limitations and Obligations.

(a) Subject to Section 5.01, the Company will use reasonable efforts to prepare such supplements or amendments (including post-effective amendments), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided that no such supplement, amendment or filing will be required during a Blackout Period. In order to facilitate the Company’s determination of whether to initiate a Blackout Period, the Purchaser shall give the Company notice of a proposed sale of Registrable Securities pursuant to the Registration Statement at least two (2) Business Days (or, if two (2) Business Days’ notice is not practicable, one (1) Business Day) prior to the proposed date of sale (which notice shall not bind the Purchaser to make any sale).

(b) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period; provided, for purposes of this Section 5.02, the Company shall only be obligated to provide written notice to any holder or Beneficial Owner of Registrable Securities of any such Blackout Period, or the certificate described in the following sentence, if such holder or Beneficial Owner has specified in writing to the Company for purposes of receiving such notice such holder’s or Beneficial Owner’s address and contact information. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer or general counsel of the Company confirming that the conditions described in the definition of Blackout Period are met (but which certificate shall not specify the nature of the event causing such conditions to have been met or otherwise contain any material non-public information), which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including post-effective amendments, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period shall be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Target Registration Date shall be considered a Blackout Period and subject to the limitations therein.

(c) At any time that a Registration Statement is effective and prior to the Registration Termination Date, if a holder of Registrable Securities delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell at least $37,500,000 of Registrable Securities held by such holder (provided that, if the Purchaser and its Affiliates do not own at least $37,500,000 of Registrable Securities, they shall be permitted to deliver a Take-Down Notice to sell all of the Registrable Securities held by them (but such amount may not in any case be less than $12,500,000 of Registrable Securities) pursuant to the Registration Statement, then, the Company shall amend or supplement the Registration Statement as may be necessary and to the extent required by law so that the Registration Statement remains Available in order to enable such Registrable Securities to be distributed in an Underwritten Offering (subject to Section 5.02(b)). In connection with any Underwritten Offering of Registrable Securities for which a holder delivers a Take-Down Notice and satisfies the dollar thresholds set forth in first sentence above, and where the Take-Down Notice contemplates reasonable and customary marketing efforts not to exceed twenty-four (24) hours by the Company and the underwriters, the Company will use reasonable efforts to cooperate and make its senior officers available for participation in such marketing efforts (which marketing efforts will not, for the avoidance of doubt, include a “road show” requiring such officers to travel outside of the city in which they are primarily located). The holder of Registrable Securities that delivered the applicable Take-Down Notice shall select the underwriter(s) for each Underwritten Offering. Such holder shall determine the pricing of the Registrable Securities offered pursuant to any such Registration Statement, including the underwriting discount and fees payable by such holder to the underwriters in such Underwritten Offering. Such holder shall reasonably determine the timing of any such registration and sale. Such holder shall determine the applicable underwriting discount and other financial terms, and the holder of the Registrable Securities participating in the Underwritten Offering shall be solely responsible for all such discounts and fees payable to such underwriters in such Underwritten Offering for the Registrable Securities sold by such holders. Without the consent of the applicable holder of Registrable Securities subject to an Underwritten Offering, no Underwritten Offering pursuant to this Agreement shall include any securities other than Registrable Securities.

(d) Notwithstanding anything herein to the contrary, (i) if holders of Registrable Securities engage or propose to engage in a “distribution” (as defined in Regulation M under the Exchange Act) of Registrable Securities, such holders shall discuss the timing of such distribution with the Company reasonably prior to commencing such distribution, and (ii) such distribution must not be for less than $37,500,000 of Registrable Securities held by such holders (provided that, if collectively the Purchaser and its Affiliates do not own at least $37,500,000 of Registrable Securities, they shall be permitted to engage in such distribution with respect to all of the Registrable Securities held by them (for so long as they hold collectively at least $12,500,000 of Registrable Securities)).

(e) In connection with a distribution of Registrable Securities in which a holder of Registrable Securities is selling at least $100,000,000 of Registrable Securities, the Company shall, to the extent requested by managing underwriter(s) of such a distribution, be subject to a restricted period of the same length of time as such holder agrees with the managing underwriter(s) (but not to exceed 30 days) during which the Company may not offer, sell, grant any option to purchase or enter into any agreement to sell Company Common Stock (in the case of an offering of Company Common Stock or securities convertible or exchangeable for Company Common Stock) and any debt securities (in the case of an offering of debt securities) of the Company, subject to customary carve-outs that include, but are not limited to, (i) issuances pursuant to the Company’s employee or director stock plans and issuances of shares upon the exercise of options or other equity awards under such stock plans and (ii) in connection with acquisitions, joint ventures and other strategic transactions.

Section 5.03. Registration Procedures.

(a) In connection with the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registered Securities pursuant thereto as contemplated by this Agreement (including any sale referred to in any Take-Down Notice), the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i) subject to the provisions of Section 5.01(a), use reasonable efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective and Available pursuant to the terms of this Article 5; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto; provided, further, that before filing such registration statement or any amendments or supplements thereto, including any prospectus supplements in connection with a sale referred to in a Take-Down Notice (but excluding amendments and supplements that do nothing more than name Selling Holders (as defined below) and provide information with respect thereto), the Company will furnish to the holders which are including Registrable Securities in such registration (“Selling Holders”) and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment (which comments will be considered in good faith by the Company) of the counsel (if any) to such holders and counsel (if any) to such underwriter(s), and other documents reasonably requested by any such counsel, including any comment letters from the SEC, and, if requested by any such counsel, provide such counsel and the lead managing underwriter(s), if any, reasonable opportunity to participate in the preparation of such Registration Statement and each prospectus (including any prospectus supplement) included or deemed included therein and such other opportunities to conduct a customary and reasonable due diligence investigation (in the context of a registered underwritten offering) of the Company, including reasonable access to (including responses to any reasonable inquiries by the lead managing underwriter(s) and their counsel) the Company’s books and records, officers, accountants and other advisors, provided that the same is not disruptive to the business of the Company; provided that such persons shall first agree in writing with the Company that any information that is reasonably designated by the Company as confidential at the time of delivery shall be kept confidential by such persons subject to customary exceptions;

(ii) at or before any Registration Statement is declared or otherwise becomes effective, qualify the Indenture under the Trust Indenture Act of 1939, and appoint a new trustee under the Indenture to the extent such qualification requires the appointment of a new trustee thereunder;

(iii) subject to Section 5.02, prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Article 5;

(iv) if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(v) furnish to the Selling Holders and each underwriter, if any, of the securities being sold by such Selling Holders such number of conformed copies of such Registration Statement and of each amendment and supplement thereto, such number of copies of the prospectus and any prospectus supplement contained in or deemed part of such Registration Statement (including each preliminary prospectus supplement) and each free writing prospectus (as defined in Rule 405 of the Securities Act) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holders and underwriter(s), if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holders;

(vi) use reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(vii) use reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities, and a trustee for any Registrable Securities issued under an indenture, covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(viii) as promptly as practicable notify in writing the holders of Registrable Securities and the underwriters, if any, of the following events: (A) the filing of the Registration Statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to such Registration Statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to such Registration Statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the SEC or any other U.S. or state Governmental Entity for amendments or supplements to such Registration Statement or the prospectus; (C) the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings by any person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to such registration cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, in the case of clause (F), that such notice need not include the nature or details concerning such event;

(ix) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (ix) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(x) cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.;

(xi) prior to any public offering of Registrable Securities, use reasonable efforts to register or qualify or cooperate with the Selling Holders in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the applicable state securities or “blue sky” laws of those jurisdictions within the United States as any holder reasonably requests in writing to keep each such registration or qualification (or exemption therefrom) effective until the Registration Termination Date; provided that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (xi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xii) use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by the Indenture and applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement; and

(xiii) agree with each holder of Registrable Securities that, in connection with any Underwritten Offering or other resale pursuant to the Registration Statement in accordance with the terms hereof, it will use reasonable efforts to negotiate in good faith and execute all customary indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements (in each case on terms reasonably acceptable to the Company), including using reasonable efforts to procure customary legal opinions and auditor “comfort” letters.

(b) The Company may require each Selling Holder and each underwriter, if any, to (i) furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such Registration Statement and/or any other documents relating to such registered offering, and (ii) execute and deliver, or cause the execution or delivery of, and to perform under, or cause the performance under, any agreements and instruments reasonably requested by the Company to effectuate such registered offering, including, without limitation, opinions of counsel and questionnaires. If the Company requests that the holders of Registrable Securities take any of the actions referred to in this Section 5.03(b), such holders shall take such action promptly and as soon as reasonably practicable following the date of such request.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E)

and (F) of Section 5.03(a)(viii), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable Registration Statement and prospectus relating thereto until such Selling Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus. The Company shall use reasonable efforts to cure the events described in clauses (B), (C), (D), (E) and (F) of Section 5.03(a)(viii) so that the use of the applicable prospectus may be resumed at the earliest reasonably practicable moment. For the avoidance of doubt, and as set forth in Section 5.02(b), if any such event makes the Registration Statement not Available, such an event shall be deemed to start a Blackout Period and be subject to the limitations therein.

Section 5.04. Expenses. The Company shall pay all Registration Expenses in connection with any registration pursuant to this Article 5, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, on the Registrable Securities sold by such holder, and similar charges.

Section 5.05. Registration Indemnification.

(a) The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder and its Affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter (collectively, the “Indemnified Persons”), from and against all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement (collectively, the “Losses”), as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus or Free Writing Prospectus, in each case related to such Registration Statement, or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 5.05(a)) will reimburse each such Selling Holder, each of its Affiliates, and each of their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents and each such Person who controls each such Selling Holder and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents of each such controlling Person, each such underwriter and each such Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information regarding a holder of Registrable Securities or underwriter furnished in writing to the Company by any such person or any selling holder or underwriter expressly for use therein.

(b) In connection with any Registration Statement in which a Selling Holder is participating, without limitation as to time, each such Selling Holder shall, severally and not jointly, indemnify the Company, its directors and officers, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the Registration Statement, or any amendment or supplement thereto, or any omission (or alleged omission) of a material fact required to be stated in any such Registration Statement or necessary to make the statements therein not misleading, or arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 5.05(b)) will reimburse the Company, its directors and officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information regarding the Selling Holder furnished to the Company by such Selling Holder for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto.

(c) Other than in connection with any action brought by any third party against any indemnified party (which shall be governed by the following paragraph (d) and not this paragraph (c)), any person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been adversely prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any action is brought by any third party against any indemnified party, the indemnified party shall promptly notify in writing the indemnifying party of the commencement thereof, and the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or a conflict of interest otherwise exists or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent (which consent shall not be unreasonably withheld, conditioned or delayed). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such claim or proceeding, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder. The failure of an indemnified party to give notice to an indemnifying party of any action brought against such indemnified party shall not relieve the indemnifying party of its obligations or liabilities pursuant to this Agreement, except to the extent such failure adversely prejudices the indemnifying party.

(e) The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding any other provision of this Agreement, no holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of its net proceeds from the sale of the Registrable Securities subject to any actions or proceedings over the amount of any damages, indemnity or contribution that such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation.

(g) The indemnification and contribution agreements contained in this Section 5.05 are in addition to any liability that the indemnifying party may have to the indemnified party and do not limit other provisions of this Agreement that provide for indemnification.

Section 5.06. Facilitation of Sales Pursuant to Rule 144. For as long as the Purchaser or its Affiliates or any Lender for any Permitted Loan Beneficially Owns Notes or any Company Common Stock, including any shares of Company Common Stock issued or issuable upon conversion of the Notes, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall use reasonable efforts to take such further necessary action as any holder of Subject Securities may reasonably request in connection with the removal of any restrictive legend on the Subject Securities being sold, all to the extent required from time to time to enable such holder to sell the Subject Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

ARTICLE 6

MISCELLANEOUS

Section 6.01. Survival of Representations and Warranties. All covenants and agreements contained herein, other than those which by their terms apply in whole or in part after the Closing (which shall survive the Closing), shall terminate as of the Closing, provided nothing herein shall relieve any party of liability for any breach of such covenant or agreement before it terminated. Except for the warranties and representations contained in clauses (a), (b), (c), (d) and (e) of Section 3.01 and the representations and warranties contained in Section 3.02, which shall survive the Closing indefinitely, the warranties and representations made herein shall survive for one (1) year following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

Section 6.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a) If to the Purchaser, to:

c/o Atairos Management, L.P.

620 Fifth Avenue

New York, NY 10020

Attention: David Caplan

Email: d.caplan@atairos.com

and:

c/o Atairos Management, L.P.

40 Morris Avenue

Bryn Mawr, PA 19010

Attention: Clare McGrory

Email: c.mcgrory@atairos.com

With a copy (which shall not constitute actual or constructive notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: William J. Chudd

Email: william.chudd@davispolk.com

(b) If to the Company, to:

Groupon, Inc.

600 West Chicago Avenue, Suite 400

Chicago, IL 60654

Attention: Dane A. Drobny

Email:

With a copy (which shall not constitute actual or constructive notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, IL 60601

Attention: Steven J. Gavin

Email: SGavin@winston.com

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), or (b) one (1) Business Day following the day sent by overnight courier.

Section 6.03. Entire Agreement; Third Party Beneficiaries; Amendment. This Agreement, together with the surviving provisions of the Confidentiality Agreement and the other Transaction Agreements, sets forth the entire agreement between the parties hereto with respect to the Transactions, and supersedes all prior agreements and understandings, both oral and written, among the parties and their respective Affiliates with respect to the subject matter hereof and thereof, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder, provided that (i) Section 5.05 shall be for the benefit of and fully enforceable by each of the Indemnified Persons and (ii) Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended, waived or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

Section 6.04. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature.

Section 6.05. Public Announcements. The initial press release related to this Agreement and the Transactions shall be a joint press release to be agreed upon by the Company and Parent. Thereafter, either party may issue or make one or more press releases or public announcements related to this Agreement or the Transactions (in which case the other party shall (to the extent permitted by applicable law) have the right to review and reasonably comment on such press release or announcement prior to issuance, distribution or publication); provided that the foregoing shall not apply to any press release or other public announcement to the extent that it contains substantially the same factual information related to this Agreement and the Transactions as previously communicated publicly by one or more of the parties in accordance with this Section 6.05. Without limiting the foregoing, the Company may file this Agreement with the SEC and may provide information about the subject matter of this Agreement in connection with equity or debt issuances, share repurchases, or marketing, informational or reporting activities.

Section 6.06. Expenses. Except as otherwise expressly provided herein, each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions.

Section 6.07. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the Company’s successors and assigns and Purchaser’s successors and assigns, and no other person; provided that neither the Company nor the Purchaser may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other party, and any assignment by the Company or the Purchaser in contravention hereof shall be null and void; provided that (i)(A) any Affiliate of the Purchaser or (B) Comcast or any of its Subsidiaries, in each case who executes and delivers a Joinder pursuant to a Permitted Transfer of any Notes or shares of Company Common Stock pursuant to Section 4.02(a)(i) or (vi), respectively, shall be deemed a Purchaser hereunder and have all the rights and obligations of a Purchaser, (ii) if the Company consolidates or merges with or into any Person and the Company Common Stock is, in whole or in part, converted into or exchanged for securities of a different issuer in a transaction that does not constitute a Change in Control, then as a condition to such transaction the Company will cause such issuer to assume all of the Company’s rights and obligations under this Agreement in a written instrument delivered to the Purchaser, and (iii) the rights of a holder of Registrable Securities under Article 5 may be transferred but only together with Subject Securities (x) in a transfer of (1) Notes in an aggregate principal amount of at least $37,500,000 or (2) Company Common Stock or other Subject Securities (I) issued or issuable upon conversion of at least $37,500,000 in aggregate principal amount of Notes, or (II) having an aggregate market value at such time of at least $37,500,000, (y) to an Affiliate of the transferor that executes and delivers to the Company a Joinder (subject to Section 4.02(a)(i)), or (z) to a lender in connection with a Permitted Loan. For the avoidance of doubt, no Third Party to whom any of the Notes or shares of Company Common Stock are transferred shall have any rights or obligations under this Agreement except (and then only to the extent of) any rights and obligations under Article 5 to the extent transferable in accordance with this Section 6.07.

Section 6.08. Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

Section 6.09. Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

Section 6.10. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to obtain (i) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 6.11. Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

Section 6.12. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns (including any Person that executes and delivers a Joinder). Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney, advisor or representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

GROUPON, INC.

By:	/s/ Brian Stevens
Name: Brian Stevens
Title: Chief Accounting Officer

A-G HOLDINGS, L.P.

By:	A-G HOLDINGS GP, LLC,
its general partner

By:	ATAIROS GROUP, INC.,
its sole member and manager

By:	/s/ David L. Coplen
Name: David L. Coplen
Title: Vice President and General Counsel

[Signature Page to Investment Agreement]

EXHIBIT B

FORM OF JOINDER

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of April 3, 2016 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Groupon,Inc., A-G Holdings, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Purchaser in the same manner as if the undersigned were an original Purchaser signatory to the Investment Agreement.

The undersigned acknowledges and agrees that Sections 6.02, 6.03, 6.07, 6.08 and 6.12 of the Investment Agreement are incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

[Signature Page to Joinder]

Accordingly, the undersigned has executed and delivered this Joinder as of the         day of         ,     .

[●]

By:
Name:
Title:

Address:

Telephone:
Facsimile:
Email:

[Signature Page to Joinder]

EXHIBIT C

Form of Issuer Agreement

[Date]

[Name of Lender]

[Address]

Re:	Loan Agreement to be entered into by [Name of Borrower]

Ladies and Gentlemen:

This letter agreement is being entered into at the request of [Name of Borrower], a [●] (the “Borrower”), in connection with the Loan Agreement dated as of [●] between the Borrower and [Name of Lender], as lender (including any agent acting therefor, the “Lender”) (as amended and supplemented from time to time, the “Margin Loan Agreement”, and the exercise of remedies by the Lender or other assignments, transfers or transactions with respect to the Pledged Convertible Notes or Pledged Common Stock (each as defined below) made in connection with an Event of Default or Coverage Event contemplated by the Margin Loan Agreement, collectively, the “Exercise of Remedies” and, together with the Margin Loan Agreement, the “Transactions”). For purposes of this letter agreement, “Closing Date” shall mean [Date]. Pursuant to the Margin Loan Agreement, the Lender is acquiring a first priority security interest in, inter alia, (x) 3.25% Convertible Senior Notes due 2022 (the “Convertible Notes” and, upon crediting of such Convertible Notes to the Collateral Account, the “Pledged Convertible Notes”) of Groupon, Inc. (the “Issuer”) issued pursuant to an indenture (the “Indenture”) between the Issuer and U.S. Bank National Association, as trustee (the “Trustee”) and (y) certain shares of common stock of the Issuer that may be received upon conversion of the Convertible Notes from time to time (the “Common Stock” and, upon crediting of such shares of Common Stock to the Collateral Account, the “Pledged Common Stock”) to secure the Borrower’s obligations under the Margin Loan Agreement. The Pledged Convertible Notes and any Pledged Common Stock will be credited or delivered to, and held in, one or more accounts of Borrower at a third-party custodian (the “Custodian”) in each case subject to the security interest granted under the Margin Loan Agreement (each, a “Collateral Account”, and collectively, the “Collateral Accounts”). As used herein, “Business Day” means any day on which commercial banks are open in each of New York City, and “DTC” means the Depository Trust Company.

In connection with the Transactions:

1. The Issuer confirms that the Transactions do not violate the organizational documents of the Issuer.

2. The Issuer confirms that based on the information provided to the Issuer prior to its execution of this letter agreement, it has no objection to the Transactions and all of the Transactions are in compliance with the insider trading or other policy or rule of the Issuer.

3. The Issuer confirms that the loan contemplated by the Margin Loan Agreement is a Permitted Loan as defined in and permitted under the Investment Agreement (as defined in the Indenture, the “Investment Agreement”), and further agrees and acknowledges, that the Borrower shall have the right to pledge or sell the Pledged Convertible Notes or Pledged Common Stock to the extent permitted in connection with Permitted Loans as described in the Investment Agreement.

4. The Issuer acknowledges that the Borrower can assign by way of security to the Lender its rights under Article 5 of the Investment Agreement under the Margin Loan Agreement, as permitted by Section 6.07(iii)(z) of the Investment Agreement, and confirms that it has no objection to the assignment of such rights under Article 5 of the Investment Agreement pursuant to the Margin Loan Agreement or any transfers of Pledged Convertible Notes or Pledged Common Stock under such Article 5 related thereto, or any assignment of such rights under Article 5 made in connection with any Exercise of Remedies.

5. Except as required by applicable law and stock exchange rules, as determined in good faith by the Issuer, the Issuer will not take any actions intended to hinder or delay any Exercise of Remedies by the Lender pursuant to the Margin Loan Agreement. Without limiting the generality of paragraphs 6 through 12 below, the Issuer agrees, upon Lender’s request after the occurrence of an Event of Default or a Coverage Event under the Margin Loan Agreement, to cooperate in good faith (and in accordance with, and subject to, the terms of the Indenture and in accordance with applicable law) with the Lender, the Trustee and/or the transfer agent relating to the Common Stock in any transfer of Pledged Convertible Notes or Pledged Common Stock made pursuant to any exercise by the Lender of its remedies under the Margin Loan Agreement, including with respect to the removal of any restrictive legends.

6. In connection with any Exercise of Remedies, the Issuer shall take such actions to cause the transfer and settlement of Pledged Convertible Notes (in accordance with, and subject to, the terms of the Indenture) within three Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such Pledged Convertible Notes shall be (a) in book-entry DTC form if such Pledged Convertible Notes are (i) sold under a registration statement, (ii) sold under Rule 144 (“Rule 144”) under the Securities Act of 1933, as amended (the “Securities Act”) or (iii) then in book-entry DTC form, or (b) otherwise, in the form of Physical Securities (as defined in the Indenture).

7. In connection with any Exercise of Remedies, the Issuer shall take such actions as are within its control to cause the transfer and settlement of any shares of Common Stock received upon conversion of the Pledged Convertible Notes within three Business Days of notice by the Lender. Upon consummation of such transfer and settlement to the purchaser(s) designated by the Lender, such shares of Common Stock shall be (a) in book-entry DTC form, without any restricted legends and bearing an unrestricted CUSIP, if such shares are (i) sold under a registration statement, (ii) sold under Rule 144 or (iii) such shares are otherwise freely tradeable upon conversion, (b) in book-entry DTC form bearing a restricted legend and a restricted CUSIP, if such shares are received upon conversion of Pledged Convertible Notes in book-entry DTC form and are required to bear the Security Private Placement Legend or (c) otherwise, in certificated form bearing the Common Stock Private Placement Legend set forth in the Indenture.

8. The Issuer will cause the Pledged Convertible Notes and/or Pledged Common Stock, in each case held in book-entry DTC form, to be put into book-entry DTC form without a Security Private Placement Legend and with an unrestricted CUSIP number promptly after the earlier of the Resale Restriction Termination Date (as defined in the Indenture) and the effectiveness of a registration statement under the Securities Act covering resale of the Pledged Convertible Notes and/or Pledged Common Stock.

9. In connection with any Exercise of Remedies whereby all or any portion of the Pledged Convertible Notes or Pledged Common Stock is or may be sold in a private resale transaction exempt from registration under the Securities Act prior to the first anniversary of the date of issuance of the relevant Pledged Convertible Notes, the Issuer shall provide, within three business days following a request by the Lender, a reasonable opportunity for a customary business, legal and documentary diligence investigation to potential purchasers of such Pledged Convertible Notes and/or shares of Pledged Common Stock, as identified by the Lender in such notice, subject to customary non-disclosure agreements to be executed by any such purchaser; provided, that such diligence investigation is not unreasonably disruptive to the business of the Company and its subsidiaries.

10. The Issuer agrees with respect to any purchaser of Pledged Convertible Notes or Pledged Common Stock in a foreclosure sale (including the Lender or its affiliates) that is not, and has not been for the immediately preceding three months, an “affiliate” (as defined in Rule 144 under the Securities Act of the Issuer, that, if such notes or shares are then eligible for resale under Rule 144 (and such purchaser has satisfied the holding period set forth in Rule 144(d)) and the Issuer meets the condition set forth in Rule 144(c)(1), it shall, upon request of such purchaser, remove any restrictive legend relating to Securities Act restrictions from such notes or shares and, if applicable, to cause any such notes to be exchanged for beneficial interests in global notes held by DTC or its nominee.

11. The Issuer acknowledges that as of the date hereof, the Issuer does not, and the Issuer would not, based solely on account of Lender’s Exercise of Remedies, consider Lender an “affiliate” (within the meaning of Rule 144 under the the Securities Act) of the Issuer.

12. The Lender covenants and agrees with the Issuer that, to the extent the Pledged Convertible Notes consist of Atairos Securities (as defined in the Indenture), then in connection with any exercise of remedies by the Lender pursuant to the Margin Loan Agreement whereby the Lender forecloses on, sells, or transfers the Pledged Convertible Notes to itself, any affiliate or a third party, it shall, in connection with any such foreclosure, sale or transfer, exchange such Atairos Securities in accordance with the Indenture for (i) if the Atairos Security consists of beneficial interests in the Atairos

Global Security, beneficial interests in another Global Security (as defined in the Indenture) or (ii) if the Atairos Security is in the form of a Physical Security, for another Physical Security, such that, in either case, the transferee thereto does not own on hold any beneficial interest in any Atairos Security. Without limiting the generality of the foregoing, the Lender agrees and acknowledges that neither it nor any transferee that is not an Affiliate (as defined in the Indenture) of the Borrower shall be allowed to hold a beneficial interest in the Atairos Global Security, own an Atairos Security in the form of a Physical Security or exercise any conversion rights in respect thereof.

13. The Lender agrees and acknowledges that, prior to the occurrence of an Event of Default or a Coverage Event under the Margin Loan Agreement, the Lender shall not have the right to rehypothecate, use, borrow, lend, pledge or sell the Pledged Convertible Notes or Pledged Common Stock.

14. Any assignee of Lender’s rights and obligations under the Margin Loan Agreement shall enter into a joinder to this Issuer Agreement in form and substance reasonably satisfactory to the Issuer, or shall deliver to the Issuer a counterpart, executed by the assignee, of a substantially identical agreement and the Issuer shall with promptly accept such assignment.

[END OF TEXT]

ANNEX A

PLAN OF DISTRIBUTION

The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution designated by the selling securityholders.

The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but they will pay any and all underwriting discounts, selling commissions and stock transfer taxes, if any, attributable to sales of the Securities. We will not receive any proceeds from the sale of the Securities covered hereby.

The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:

•	purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the Securities for whom they may act as agent;

•	one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;

•	short sales or transactions to cover short sales relating to the Securities;

•	one or more exchanges or over the counter market transactions;

•	through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•	distributions to creditors and equity holders of the selling securityholders; and

•	any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), provided such selling securityholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.

The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.

In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.

To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. If necessary, any such contracts will be described and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.

Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving Securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.

In connection with sales of Securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NASDAQ Stock Market in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.

We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.

In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.

In connection with an offering of Securities under this prospectus, the underwriters may purchase and sell securities of the Company in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NASDAQ Stock Market or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.